As filed with the Securities and Exchange Commission on February 10, 2022

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TROIKA MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	83-0401552
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1715 N. Gower Street, Los Angeles, California 90028

(Address of Principal Executive Offices) (Zip Code)

2021 Employee, Director and Consultant Equity Incentive Plan

(Full title of the plan)

Elliot H. Lutzker, Esq.

Davidoff Hutcher & Citron LLP

605 3rd Avenue, 34th Floor

New York, New York 10158

(Name and address of agent for service)

(212) 557-7200

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” a “smaller reporting company” or an “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by Troika Media Group, Inc. (the “Company”) to register 12,000,000 shares of Common Stock under the Company’s Plan.

This Registration Statement contains two parts. The first part contains information required in the registration statement pursuant to Part I of Form S-8 with respect to shares of Common Stock issuable upon the exercise of stock options, or restricted stock units (the “Awards”) made under the Plan subsequent to the date hereof. The second part contains a “reoffer” prospectus prepared in accordance with the requirements of Part I of Form S-3, which, pursuant to General Instruction C of Form S-8, may be used by certain persons, including officers and directors of the Company who are deemed to be affiliates of the Company, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), as well as by non-affiliate assignees holding restricted securities, as that term is defined in Rule 144 under the Securities Act, in connection with the reoffer and resale of shares of Common Stock of the Company received by such persons pursuant to the exercise of options or Awards granted under the Plan, which 12,000,000 shares of Common Stock are being registered herein. An aggregate of 6,100,000 Awards have been granted to date under the Plan.

This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Shares. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

We prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act. We are registering 12,000,000 shares of Common Stock pursuant to our Plan. The purpose of our Plan is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining employees, corporate officers, non-employee directors and consultants employed or retained by the Company and its subsidiaries and affiliates.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The document containing the information specified in this Part I of this Form S-8 registration statement has been or will be sent or given to participants in the 2021 Employee, Director and Consultant Equity Incentive Plan (the “Plan”), as specified by Rule 428(b)(1) promulgated by the SEC under the Securities Act. Such document(s) are not being filed with the SEC but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

This registration statement relates to a maximum of 12,000,000 shares of Common Stock issuable pursuant to our Plan (the “Shares”).

Item 2. Registrant Information and Employee Plan Annual Information

The documents incorporated by reference into this prospectus pursuant to Item 3 of Part II hereof are available without charge, upon written or oral request. The documents containing the information specified in this Item 2 will be sent or given to employees, officers or directors upon written or oral request, as specified by Rule 428(b) under the Securities Act. All requests shall be directed to Corporate Secretary, Troika Media Group, Inc., 1715 N. Grover Street, Los Angeles, CA 90028; (tel) (323) 965-1650. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

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REOFFER PROSPECTUS

TROIKA MEDIA GROUP, INC.

12,000,000 SHARES OF COMMON STOCK

This prospectus relates to the reoffer and resale of 12,000,000 shares of Common Stock, par value $0.001 per share, of Troika Media Group, Inc., a Nevada corporation (“TMG,” the “Company,” “we,” “us,” or “our”), that have been or will be acquired by certain persons (collectively referred to as the “Selling Securityholders”), including our officers and directors who are deemed to be our affiliates, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), holding restricted securities, as that term is defined in Rule 144 under the Securities Act, in connection with the reoffer and resale of shares of Common Stock of the Company received by such persons pursuant to the exercise of options or Restated Stock Units (“RSUs”) granted under our 2021 Employee, Director and Consultant Equity Incentive Plan (the “Plan”).

The shares offered hereby consist of 12,000,000 shares of Common Stock issued or issuable under the Plan.

Our Common Stock is quoted on the Nasdaq Capital Market under the symbol “TRKA.” On February 9, 2022, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $1.04 per share.

The shares covered by this prospectus may be offered and sold from time to time directly by the Selling Securityholders of shares of Common Stock issued upon the exercise of options and/or RSUs (the “Awards”) granted pursuant to the Plan, or through brokers on the Nasdaq Capital Market, or otherwise, at the prices prevailing at the time of such sales. The net proceeds to the Selling Securityholders will be the proceeds received by them upon such sales, less brokerage commissions, if any. We will pay all expenses of preparing and reproducing this prospectus but will not receive any of the proceeds from sales by any of the Selling Securityholders, but we will receive the exercise price upon exercise of the stock options. The Selling Securityholders and any broker-dealers, agents, or underwriters through whom the shares are sold, may be deemed “underwriters” within the meaning of the Securities Act with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation. See “Plan of Distribution.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OFFERED HEREBY INVOLVE A SUBSTANTIAL DEGREE OF RISK. SEE “RISK FACTORS” beginning on page 11 of this prospectus.

The date of this prospectus is February 10, 2022

No person is authorized to give any information or to make any representations other than those contained in this prospectus in connection with any offer to sell or sale of the securities to which this prospectus relates, and if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the facts herein set forth since the date hereof. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front of those documents.

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AVAILABLE INFORMATION

We file annual, semi-annual, quarterly and current reports and proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our public filings are available from the Internet website maintained by the SEC at http://www.sec.gov. In addition, our Common Stock are listed on the Nasdaq Capital Market. Accordingly, our reports, statements and other information may be inspected at the offices of Nasdaq, One Liberty Plaza, 165 Broadway, New York, New York 10006.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to investors by referring them to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, which are “furnished” to the SEC that are not deemed “filed” with the SEC.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

(1)	Troika Media Group’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the SEC on September 29, 2021;

(2)	Troika Media Group’s Quarterly Report on Form 10-Q filed with the SEC on November 15, 2021;

(3)	Troika Media Group’s Current Report on Form 8-K filed with the SEC on November 15, 2021;

(4)	Troika Media Group’s Schedule 14 filed with the SEC on January 6, 2022; and

(5)	The description of our Common Stock contained in Troika Media Group’s Registration Statement on Form S-1 (No. 333-255328) and any amendment or report filed with the SEC for the purpose of updating.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

A copy of any and all of the information included in the documents that have been incorporated by reference in this prospectus (excluding exhibits thereto, unless such exhibits have been specifically incorporated by reference into the information which this prospectus incorporates) but which are not delivered with this prospectus will be provided by us without charge to any person to whom this prospectus is delivered, upon the oral or written request of such person. Written requests should be directed to Troika Media Group, Inc., 1715 N. Gower Street, Los Angeles, California 90028, Attention: Corporate Secretary. Oral requests may be directed to the Secretary at (323) 965-1650.

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FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” for purposes of the safe harbor provisions provided by Section 27 of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that represent our beliefs, projections and predictions about future events. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, and the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based or the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those factors discussed under the headings “Risk Factors” and elsewhere in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus and may not contain all of the information that may be important to you in making an investment decision. You should read the entire prospectus, including this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in “Risk Factors” beginning on page 11 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Unless otherwise stated or the context requires otherwise, references in this prospectus to “Troika,” the “Company,” “we,” “us” and “our” refer to Troika Media Group, Inc. and its consolidated subsidiaries.

The Company

Overview

Troika Group (the “Company,” “TMG,” “we,” “us” or “our”) is a digital advertising and marketing services company that creates and shapes many of the world’s top brands. Servicing a broad roster of blue-chip clients in the Americas, Europe and Asia-Pacific regions, the Company – together with its subsidiaries –  harnesses the power of technology, innovation and creative expertise to drive significant business growth. The Company’s proprietary technology platforms incorporate data aggregation and mining from virtually any source, enabling our marketing teams and clients to have detailed insights into core level data for strategic analysis, optimization, and customer journey tracking, delivering a full 360-degree view of its marketing efforts. The creative consultancy and production groups specialize in modern brand building and engagement by exploiting content, emerging consumer technologies, experiential, influencers, culture, fandom, non-fungible tokens (“NFTs”), and the metaverse. Operating as an integrated team of specialist and expert practitioners, Troika Group is an invaluable partner in business and brand transformation.

Our operating units are:

Troika Services, Inc. (Global) - a performance marketing and data intelligence company whose mission is to translate quantifiable metrics into actionable insights and empower businesses to connect with consumers, enhance engagement and optimize brand performance.

Troika Design Group, Inc. (Los Angeles) - a strategic brand consultancy with deep expertise in entertainment, media, sports, and consumer goods and service brands. Troika provides a creative fan-centric approach to integrated brand strategy, creative, research, and technology solutions that builds long-term brand awareness for clients through equity and consumer loyalty.

MissionCulture LLC (New York), Mission-Media Holdings Limited (London) and Mission Media USA Inc. (its non-operating subsidiary) (collectively, known as “Mission”) London-headquartered brand experience and communications companies that specializes in consumer immersion through a cultural lens, via live experiences, brand partnerships, public relations, including social and influencer engagement.

Troika IO, Inc. (f/k/a Redeeem LLC) (California) is a peer-to-peer (P2P) exchange that allows virtually any company to safely and easily build non-fungible tokens (NFTs), build decentralized apps (dapps) and provide digital services at a fraction of the cost of building blockchain services in-house. Management believes that Troika IO’s experience and technical knowhow in the burgeoning market for NFTs is anticipated to add value to the Company’s core business.

Our recently combined company offers clients innovative solutions for driving business performance through consumer experience across all brand touchpoints. Mission’s transatlantic presence in both the United Kingdom and New York enhances Los Angeles based Troika’s existing suite of branding, digital marketing and performance media services, and greatly expands its base and regional reach. TMG focuses on branding, digital marketing and performance media services, using actionable intelligence across all broadcast digital media and live experiences coupled with our internal agency experience and assets to deliver client-based offerings required to meet their brand needs.

Our corporate headquarters are in Los Angeles with operations in New York, New Jersey and London, which allows the team of approximately 98 employees to directly service clients globally. In order to accelerate growth, we intend to offer expanded services to our existing roster of global brands, making the Company more competitive in attracting new clients.

Our goal is to create an agile and comprehensive communications agency that brings together experienced senior executives in every discipline that we offer to our clients. Management believes that culturally connected, personality-led, one-to-one brand and product efforts are the best way to secure clients and motivate sales. Management also believes that by taking its brand, culture, and advertising credentials, coupled with expertise in design, creating experiences, public relations, and digital communications, we will be able to build a fast, agile and accountable business model. We will also continue to develop intellectual property in our work and in the businesses that we seek to acquire.

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Proposed Acquisitions

We plan to acquire additional strategic data and technology platforms to further take advantage of our creative solutions business. These proprietary platforms generally possess: market expertise, proprietary technology, leadership and experience within the programmatic ecosystem, coupled with in-house creative teams. Upon the outset of the COVID-19 (a/k/a “coronavirus”) pandemic (“COVID-19”), we were forced to terminate all negotiations with future acquisitions. While COVID-19 has impacted the nation and the world, it has created opportunities for companies despite the unfortunate disruptions and changes in life. Moreover, upon the remission of the international impact associated with COVID-19, we expect to be able to acquire entities distressed by the pandemic upon favorable terms and at a cost savings to us and thereby increase our capabilities in a more cost-effective manner. These entities will likely already be streamlined as a result of measures taken to reduce the impact of COVID-19. We expect that integration and realization of synergies which complement and augment our business will be completed on an expedited basis. As a part of the TMG family of companies, any future acquisition would be integrated with the Troika Services, Inc. subsidiary to combine the data insights and performance amplification of our creative solutions.

Rebranding

The Company changed its name to Troika Media Group, Inc. following the Troika Merger in June 2017 to continue to develop the Troika brand name and reputation in the media and design space. The names of the Company’s operating subsidiaries were also changed to reflect the new branding of the entire Company. We believe that this streamlined branding will allow for better name recognition, as well as helping cross-sell our various services to our existing customers.

Through its subsidiaries, Troika Media Group, Inc. provides the following services:

•	Media Services and Analytics Platform
•	Digital Marketing, Data Analytics and Reporting
•	Media Content for events and hospitality customers
•	Sponsorship partnerships and advertising opportunities.
•	Expert in Analytics and Big Data; reputation for technology, innovation and affordability
•	Strategic media buying and planning
•	Design and Branding
•	Market Research and Insights
•	Brand Strategy
•	360 Brand Design
•	Advertising Creative and Sponsorship Integration
•	Design, Animation and Post Production Studio
•	Live-Action Production LLC
•	Brand Experience and Fan Engagement
•	Content Creation
•	Sonic Branding and Original Music

Business Strategy

We continue to execute on all aspects of our business, including our digital technology and media business serving the sports, entertainment and convention center market. We have found that truly successful businesses find ways of taking fixed assets and generating multiple revenue opportunities over those fixed assets, preferably on a contractual monthly recurring revenue or retainer model, thereby improving profitability. The Troika brand brings media and design expertise and experience with a proven track record of success in major brand identity and development projects boasting some of the premier names in the sports and entertainment industries.

We consider our digital technology and media services to be our high growth business. The Troika brand gives the Company in-house, design, content inventory, research and branding services allowing us to bring a suite of engagement services to our clients and making us a “one stop” shop for digital media needs. The new strategic design for the Company combines brand, marketing and fan engagement services provided by Troika with a mobile connectivity and advertising platform provided by Troika Services, Inc. Together, they offer solutions for engaging audiences and fans through various channels.

Troika’s operating subsidiaries generally provide three different service offerings, all in the same business segment: (1) design and brand identity; (2) media content/data analytics and advertising; and (3) platform and intellectual property development, all of which together provide a comprehensive solution for business and media partners.

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Management believes based on its knowledge of the industry at this stage of digital evolution, the market needs a new breed of a modern agency using open web-first approach to take the power and control out of walled gardens, such as Google, Facebook and Amazon, hands and put it back into the hands of marketers, where it belongs. Today, walled gardens’ intensives are not aligned with marketer’s success.

Management believes that holding companies such as GroupM, Publicis, IPG, Dentsu are struggling with baggage, distractions and broken financial models. Our strategy removes value from working media, which is often the most expensive thing a marketer pays for, in automated digital environments and do not help with the walled garden problem.

A modern agency not only has to be fully transparent and laser focused on applying data and technology to put control and leverage back in the hands of the marketer with a cross audience strategy, addressable media planning and activation. We need to have world class personalized creativity, with a financial model that allows it to provide highest level of expert service and technology without a need to up-sell useless features. This is our plan and our mission.

Our Competitive Advantage

•	Industry Leading Management – Assembled management expertise across all agency disciplines and offerings consisting of established industry leaders.
•

Integrated Services – integrated branding, advertising, data analytics, performance media, research & insights, design, production, content, event marketing, public relations, partnerships and social media.

•	Category Experience – entertainment media, sports, fashion, gaming/eSports, consumer goods, telco, tech, leisure entertainment.
•

Results Driven – We are innovating how brands drive customer engagement, conversion, loyalty and lifetime value though integrated branding, advertising and performance optimization. See Business Segments, below.

•

One Stop – Integrated, full-service solution with our broad talent, skills and experience, provides client the confidence in having one organization handling all or the majority of their campaigns and projects.

Market Opportunity

We seek to capitalize on the convergence of wireless, broadband, and content-based service models. Today, we believe that every brand needs engaged audiences and loyal fans and that building an exciting brand experience is key to maintaining fan loyalty and engagement. We also believe that media has been democratized and audiences are becoming ever more fragmented. As a result, brands now struggle to connect with consumers. We are scaling the business by expanding into new verticals, bringing entertainment media category expertise to brands that need to engage consumers on their terms, as audiences and fans. Moreover, growth in new applications in wireless services and multimedia services, increasing demand for high quality mobile and high definition video entertainment services, drive the underlying demand for our branding and analytics services. It is widely accepted that existing networks and technologies cannot fulfill this demand.

The following statistics foretell the expanding market we seek to service:

•

Global internet users = 3.4 billion people in 2016 with 10% annual growth is over 50% of the population in 2018 (Internet Trends 2017 – Code Conference, Mary Meeker, May 31, 2017, Kleiner Perkins Conference, hereinafter referred to as “Kleiner Perkins Report”).

•	4 Hours and 7 Minutes: According to Digital Trends – Average time spent by users on smartphones daily other than talking.

•	Digital media use is between 49% and 42% for ages 18-49 (Kleiner Perkins Report ).

•	According to Forbes, people in the U.S. check their Facebook, Twitter, and other social media accounts a staggering 17 times a day, meaning at least once an hour.

•	Nielsen Company report reveals that adults in the U.S. devoted approximately 10 hours and 39 minutes each day consuming media during the fourth quarter of 2018.

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Although we have been able to pursue our growth strategy, general economic conditions, and market uncertainty may negatively affect our financial results in future periods. We anticipate that the rate of branding and experiential activities will become more predictable however may vary from quarter to quarter. Consequently, if anticipated business in any quarter do not occur when expected, expenses and resource levels could be disproportionately high, and our operating results for that quarter and future quarters may be adversely affected. Further, given the lag between the incurrence of expenses in connection with branding and experiential services, we anticipate that, while we will see organic growth that positions us for future profitability, our costs of sales and other operating expenses may exceed our revenues in the near term. We have incurred operating losses since our inception.

We continue to execute on all aspects of our business, including our digital technology and media business serving the sports, entertainment and convention center market. We have found that truly successful businesses find ways of taking fixed assets and generating multiple revenue opportunities over those fixed assets, preferably on a contractual monthly recurring revenue or retainer model, thereby improving profitability. The Troika brand brings media and design expertise and experience with a proven track record of success in major brand identity and development projects boasting some of the premier names in the sports and entertainment industries.

The following factors present a favorable market opportunity for us:

•

In 2016, digital ad spending surpassed TV ad spending for the first time, and digital ad spending is expected to account for roughly half of total media ad spending by 2021. (eMarketer report “US Digital Display Advertising Trends: Eight Developments to Watch for in 2016)

•	The market for Internet advertising is expanding at over 20% year-on-year (Kleiner Perkins Report)
•	Half of all advertising spending will be on digital media ad formats by 2019/2020, compared to 46% in 2018 (Washington Post, Hamza Shaban, February 20, 2019)
•

Story ads integrate brand stories seamlessly into social environments. 1 in 3 of the most watched Instagram stories are from businesses. A study found that 70% of Instagram and Snapchat users watch stories on both platforms daily. (Brand Disruption 2020: Direct Brands Go Mainstream Direct Brands Initiative Strategic Partners, February 2020, Interactive Advertising Bureau)

•

A significant driver of digital ad spending, mobile accounted for 70% of total digital ad spending in 2017 and is expected to grow by an average year-over-year rate of 15% in the years 2018–2022. Display, which passed search in 2016 as the most popular digital ad format, will continue to show double-digit year-over-year growth in the years 2018–2021. The source for the foregoing forecast is US Ad Spending: The eMarketer Forecast for 2017; eMarketer Report, Published March 15, 2017, hereinafter referred to as “e-Marketer Report.”

Ad spending is shifting to digital.

55% of respondents ages in the USA ages 18–65 years old bought product online after social media discovery. (Internet Trends 2018, Mary Meeker May 30, 2018)

More than ever, brands need to demonstrate empathy and create emotional connections which empathize and emote. Consumers are eager for uplifting, positive, feel-good advertising and stories during these uncertain times. (Information Resources Inc. June 3, 2020)

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Digital media use increased from 5.6 to 5.9 hours a day for adults from 2016 to 2017. (Internet Trends 2018, Mary Meeker May 30, 2018)

Gaming industry reported the largest increase in consumption – is also expanding the experiences it offers as “eSports” are gaining legitimacy. (Impact of the Covid-19 outbreak on Media & Entertainment Overview of Key Industry Disruptions & Post-Crisis Challenges and Opportunities May 26th, 2020, Cap Gemini S.A.)

Since the COVID-19 pandemic began, 48% of US consumers have participated in some form of video gaming activity and the global video game market was expected to reach $159 billion in 2020. (2021 outlook for the US telecommunications, media, and entertainment industry, interview with Kevin Westcott, Deloitte Touche Tohmatsu Limited, December 2020)

Digital advertising is expected to grow as added investments continue to flow to mobile, social and video formats, while focus on print ad spending such as newspaper and magazine ads continues to decline. Despite the impact of Covid-19 online ad revenue in Q1 2020 revenues grew to $31.4 billion, a 12.0% increase, from the prior Q1 period. (Internet Advertising Revenue Report:  Full year 2019 results & Q1 2020 revenues. May 2020, Interactive Advertising Bureau)

In 2016, digital ad spending surpassed TV ad spending for the first time, and digital ad spending is expected to account for roughly half of total media ad spending by 2021. (eMarketer report “US Digital Display Advertising Trends: Eight Developments to Watch for in 2016)

The market for Internet advertising is expanding at over 20% year-on-year (Internet Trends 2017 - Code Conference” - Mary Meeker May 31, 2017 Kleiner Perkins Conference, hereinafter referred to as “Kleiner Perkins Report”).

The challenge for brands is deciding on the mix of “Agency” services to In-House – and do it well. (The Outlook for Data Driven Advertising & Marketing 2020, Jan 2020, Winterberry Group)

Half of all advertising spending will be on digital media ad formats by 2019/2020, compared to 46% in 2018. (Washington Post, Hamza Shaban, February 20, 2019)

Story ads Integrate brand stories seamlessly into social environments. 1 in 3 of the most watched Instagram Stories are from businesses. A study by VidMob found that 70% of Instagram and Snapchat users watch stories on both platforms daily. (Brand Disruption 2020: Direct Brands Go Mainstream Direct Brands Initiative Strategic Partners, February 2020, Interactive Advertising Bureau)

A significant driver of digital ad spending, mobile accounted for 70% of total digital ad spending in 2017 and is expected to grow by an average year-over-year rate of 15% in the years 2018 - 2022 Display, which passed search in 2016 as the most popular digital ad format, will continue to show double-digit year-over-year growth in the years 2018 - 2021. The source for the foregoing forecasts is US Ad Spending: The eMarketer Forecast for 2017, eMarketer Report published March 15, 2017, hereinafter referred to as “eMarketer Report.”

We believe we will be well positioned to compete due to our numerous advantages:

•	Global end-to-end branding & advertising solution

•	Blue-chip clients with longevity

•	Based globally in four major cities, New York, Englewood (New Jersey), Los Angeles and London

•	Approximately 98 employees (including Covid-19 furloughed employees) plus 14 contractors

•	Capabilities: branding, advertising, data analytics, performance media, research & insights, content, PR, social, partnerships, mobile

•	Diverse categories: entertainment & media, sports, fashion, gaming/eSports, consumer goods, telco, tech, healthcare, pharmaceutical, leisure and entertainment.

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While the COVID-19 pandemic has impacted every aspect of the nation and the world, it has created opportunities for companies despite the unfortunate disruptions and changes in life. Moreover, with the recent remission of the international impact associated with the COVID-19 (aka “coronavirus”) pandemic, the Company expects to be able to acquire entities distressed by the pandemic upon favorable terms and at a cost savings to the Company and thereby increase our capabilities in a more cost-effective manner. These entities will likely already be streamlined as a result of measures taken to reduce the impact of the pandemic and integration and realization of synergies which complement and augment our business.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties, including those in the section entitled “Risk Factors” and elsewhere in this prospectus. These significant risks include, but are not limited to, the following:

•	our history of losses may harm our ability to obtain additional financing;
•	our ability to retain our largest clients;
•	our ability to integrate the combined operations of our previously acquired companies;
•	our ability to complete any future acquisitions, and effectively integrate any future combined operations;
•	general economic conditions in the United States and United Kingdom as a result of the COVID-19 pandemic;
•	our ability to achieve and maintain profitably;
•	our ability to sustain or grow our customer base for our current products and provide superior customer service;
•	our liquidity and working capital requirements, including our cash requirements over the next 12 months;
•	our ability to maintain compliance with the ongoing listing requirements for the Nasdaq Capital Market;
•	compliance with the U.S. and international regulations applicable to our business;
•	our ability to implement our business strategies and future plans of operations;
•	expectations regarding the size of our market;
•	our expectations regarding the future market demand for our services;
•	compliance with applicable laws and regulatory changes;
•	our ability to identify, attract and retain qualified personnel and the loss of key personnel;
•	the limitation of liability and indemnification of our officers and directors;
•	economic conditions affecting the media industry in which we operate;
•	economic conditions in the United Kingdom as a result of Brexit;
•	maintaining our intellectual property rights and any potential litigation involving intellectual property rights;
•	our ability to anticipate and adapt to a developing market(s) and to technological changes;
•	acceptance by customers of any new products and services;
•	a competitive environment characterized by numerous, well-established and well-capitalized competitors;
•	the ability to develop and upgrade our technology and information systems and keep up with rapidly evolving industry standards;
•	any interruption in the supply of products and services;
•	discontinuance of support for our information systems from third party vendors;
•	significant fluctuations in our quarterly operating results;
•	the extent, liquidity, volatility and duration of any public trading market for our securities;
•	the resale of our securities could adversely affect the market price of our common stock and our Warrants and our ability to raise additional equity capital;
•	we may become subject to “penny stock” rules, which could damage our reputation and the ability of investors to sell their shares; and
•	insiders, including significant stockholders, will continue to have substantial control over the Company.

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THE OFFERING

This reoffer prospectus relates to the reoffer and resale of an aggregate of 12,000,000 shares of Common Stock, par value $0.001 per share, by certain Selling Securityholders, including our officers and directors, who are deemed to be affiliates of the Company, that are issuable upon the exercise of options to be granted pursuant to our Plan and shares underlying Awards.  We will not receive any proceeds from the sale of the shares sold by the Selling Securityholders, but we will receive the exercise price upon exercise of the stock options, other than for any cashless exercise of options.

If subsequent to the date of this reoffer prospectus, we grant any awards under the Plan to any persons who are affiliates of the Company, we would supplement this reoffer prospectus with the names of such affiliates and the amount(s) of shares to be reoffered by them as Selling Securityholders.

Corporate Information

Our principal executive offices are located at 1715 N. Gower Street, Los Angeles, California 90028; (Tel) 323‑965‑1650.  Investors should contact us for any inquiries through the address and telephone number of our principal executive offices.  Our Auditors are RBSM LLP, 871 Coronado Center Drive, Suite 110, Henderson, Nevada 89052.

RISK FACTORS

An investment in our Company is very speculative and involves a very high degree of risk. Accordingly, investors should carefully consider the following risk factors, as well as other information set forth in this report, in making an investment decision with respect to our securities. We have sought to identify what we believe to be all material risks and uncertainties to our business and ownership of our common stock, but we cannot predict whether, or to what extent, any of such risks or uncertainties may be realized nor can we guarantee that we have identified all possible risks and uncertainties that might arise. Additional risks and uncertainties that we do not currently know about or that we currently believe are immaterial may also harm our business operations. If any of these risks or uncertainties occurs, it could have a material adverse effect on our business, financial condition, results of operations and prospects.

Risks Relating to Our Business

We have a history of significant losses from operations in recent years which may continue, and which may harm our ability to obtain financing and continue our operations.

Our consolidated financial statements reflect that we have incurred significant losses since inception, including net losses of $2,139,000, $15,997,000 and $14,447,000 for the three months ended September 30, 2021 and the fiscal years ended June 30, 2021 and 2020, respectively.

As of September 30, 2021, we had an accumulated deficit of $189,028,000 and negative working capital of $5,279,000. We need to improve our ability to achieve business profitability and our ability to generate sufficient cash flow from our operations. We believe that we have sufficient capital from our initial public offering to finance our business operations until we achieve positive cash flows.

Our discontinued operations prior to our entry into a merger agreement with Troika Design Group, Inc. in June 2017 (the “Troika Merger”), our June 2018 acquisition of all of the equity interests (the “Mission Acquisition”) of Mission Culture LLC and Mission-Media Holdings Limited (such entities, collectively, “Mission”) and our May 2021 acquisition of Redeeem caused disruptions to our business, have diluted our stockholders and may harm our business, financial condition or operating results.

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The Troika Merger, the Mission Acquisition and the Redeeem Acquisition (collectively, the “Acquisitions”) subjected us to a number of risks, including, but not limited to, the consideration for the Acquisitions and share issuances to our preferred stockholders, resulted in substantial dilution to our existing stockholders. Additional time may be required for the market positions of such acquired companies to improve as planned, particularly as a result of the COVID-19 pandemic. The combined operations of the Company and such entities have placed significant demands on the Company’s management, technical, financial and other resources, as well as the key personnel and other personnel of such acquired companies. As a result of the Acquisitions, we have experienced additional financial and accounting challenges and complexities in areas such as financial reporting. We may assume or be held liable for risks and liabilities as a result of our Acquisitions, some of which we may not have been able to discover during our due diligence or adequately adjust for in our acquisition arrangements, as was the case with the Mission Acquisition. Our ongoing business and management’s attention have been disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises. In addition, we may incur one-time write-offs or restructuring charges in connection with any future acquisitions. We may acquire goodwill and other intangible assets that are subject to amortization or impairment tests, which could result in future charges to earnings. We have incurred significant time and expense in connection with litigation arising from the Mission Acquisition. See Item 3. Legal Proceedings in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 (the “Form 10-K”).

Our combined operations have only a limited operating history, which makes it difficult to evaluate an investment in our securities.

Our combined operations have only a limited operating history since the Troika Merger in June 2017 upon which our business, financial condition and operating results may be evaluated. As a result of the Acquisitions, as well as any potential acquisitions, we face a number of risks encountered by combined entities, including our ability to:

•	Manage expanding operations, including our ability to service our clients if our customer base grows substantially;
•	Attract and retain management and technical personnel;
•	Find adequate sources of financing;
•	Anticipate and respond to market competition and changes in technologies as they develop and become available;
•	Negotiate and maintain favorable rates with our vendors; and
•	Retain and expand our customer base at profitable rates.

We may not be successful in addressing or mitigating these risks and uncertainties, and if we are not successful, our business could be significantly and adversely affected.

Expansion of our operations internationally has required significant management attention and resources, involves additional risks and may be unsuccessful.

We have limited experience with operating internationally since June 2018, or providing our services outside of the United States and United Kingdom, and if we choose to expand into further international markets, we would need to adapt to different local cultures, standards and policies. The business model and technology we employ and the merchandise we currently offer may not be successful with consumers outside of the United States or the United Kingdom. Furthermore, to succeed with clients in other international locations, it likely will be necessary to establish satellite offices in foreign markets and hire local employees in those international centers, and we may have to invest in these facilities before proving we can successfully run foreign operations. We may not be successful in expanding into international markets or in generating revenue and/or profits from foreign operations for a variety of reasons, including:

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•	localization of our offerings, including translation into foreign languages and adaptation for local practices;

•	competition from local incumbents that understand the local market and may operate more effectively;

•	regulatory requirements, taxes, trade laws, trade sanctions and economic embargoes, tariffs, export quotas, customs duties or other trade restrictions or any unexpected changes thereto;

•	laws and regulations regarding anti-bribery and anti-corruption compliance;

•	differing labor regulations where labor laws may be more advantageous to employees as compared to the United States and increased labor costs;

•	more stringent regulations relating to privacy and data security and access to, or use of, commercial and personal information, particularly in Europe;

•	changes in a specific country’s or region’s political or economic conditions, including those related to COVID-19 and similar matters;

•	risks resulting from changes in currency exchange rates; and

•	if we invest substantial time and resources to establish and expand our operations internationally and are unable to do so successfully and in a timely manner, our operating results would suffer.

Most of our clients may terminate their relationships with us on short notice.

Our transactional clients, which account for the vast majority of our revenue worldwide, typically use our services on an order-by-order project basis rather than under long-term contracts. These clients have no obligation to continue using our services and may stop purchasing from us at any time.

The volume and type of services we provide our clients may vary from year to year and could be reduced if a client were to change its outsourcing or procurement strategy. If a significant number of our transactional clients elect to terminate or not to renew their engagements with us or if the volume of their orders decreases, our business, operating results and financial condition could suffer.

We may acquire or make investments in companies or technologies that could cause loss of value to our stockholders and disruption of our business.

We have used and will continue to use a substantial portion of the net proceeds from our initial public offering to pursue opportunities to acquire companies or technologies in the future including our completed acquisition of Redeeem. Entering into an acquisition, entails many risks, any of which could adversely affect our business, including:

•	Failure to integrate the acquired assets and/or companies with our current business;

•	The price we pay may exceed the value we eventually realize;

•	Loss of share value to our existing stockholders as a result of issuing equity securities as part or all of the purchase price;

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•	Interest payments may adversely affect our cash flow as a result of a debt offering;

•	Potential loss of key employees from either our current business or the acquired business;

•	Entering into markets in which we have little or no prior experience;

•	Diversion of management’s attention from other business concerns;

•	Assumption of unanticipated liabilities related to the acquired assets; and

•	The business or technologies we acquire or in which we invest may have limited operating histories, may require substantial working capital, and may be subject to many of the same risks we are.

General Risks

Acquiring new clients and retaining existing clients depends on our ability to avoid and manage conflicts of interest arising from other client relationships.

Our ability to acquire new clients and to retain existing clients may, in some cases, be limited by clients’ perceptions of, or policies concerning, conflicts of interest arising from other client relationships. If we are unable to maintain multiple agencies to manage multiple client relationships and avoid potential conflicts of interests, our business, results of operations and financial position may be adversely affected.

The loss of several of our largest clients could have a material adverse effect on our business, results of operations and financial position.

Clients generally are able to reduce or cancel current or future spending on advertising, marketing and corporate communications projects at any time on short notice for any reason. For the fiscal year ended June 30, 2021, six (6) customers accounted for 42.4% of our gross revenues. For the fiscal year ended June 30, 2020, six (6) customers accounted for 45.1% of our gross revenues. A significant reduction in spending on our services by our largest clients, or the loss of several of our largest clients, if not replaced by new clients or an increase in business from existing clients, would adversely affect our revenue and could have a material adverse effect on our business, results of operations and financial position.

Clients periodically review and change their advertising, marketing, branding and corporate communications requirements and relationships. If we are unable to remain competitive or retain key clients, our business, results of operations and financial position may be adversely affected.

We operate in a highly competitive industry. Key competitive considerations for retaining existing clients and winning new clients include our ability to develop solutions that meet client needs in a rapidly changing environment, the quality and effectiveness of our services and our ability to serve clients efficiently, particularly large multinational clients, on a broad geographic basis. Some of our newer services require us to persuade prospective customers, or customers of our existing services, to purchase newer services in substitution of those of a competitor. While many of our client relationships are long-standing, from time to time, clients put their advertising, marketing and corporate communications business up for competitive review. The incumbent competitor may have the ability to significantly discount its services or enter into long-term agreements, which would further impede our ability to increase our revenues. We have won and lost accounts as a result of these reviews. To the extent that we are not able to remain competitive or retain key clients, our revenue may be adversely affected, which could have a material adverse effect on our business, results of operations and financial position.

Adverse economic conditions, a reduction in client spending, a deterioration in the credit markets or a delay in client payments could have a material adverse effect on our business, results of operations and financial position.

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Economic conditions have a direct impact on our business, results of operations and financial position. Adverse global or regional economic conditions pose a risk that clients may reduce, postpone or cancel spending on advertising, marketing and corporate communications projects. Such actions would reduce the demand for our services and could result in a reduction in revenue, which would adversely affect our business, results of operations and financial position. A contraction in the availability of credit may make it more difficult for us to meet our working capital requirements. In addition, a disruption in the credit markets could adversely affect our clients and could cause them to delay payment for our services or take other actions that would negatively affect our working capital. In such circumstances, we may need to obtain additional financing to fund our day-to-day working capital requirements, which may not be available on favorable terms, or at all. Even if we take action to respond to adverse economic conditions, reductions in revenue and disruptions in the credit markets by aligning our cost structure and more efficiently managing our working capital, such actions may not be effective.

Our financial condition and results of operations for fiscal year 2020 have been adversely affected by COVID-19, and we expect that our financial condition and results of operations for fiscal year 2021 were also adversely affected.

In December 2019, COVID-19 surfaced in Wuhan, China. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.

We operate servicing domestic and international clients. In the aggregate, revenue from outside of the United States represented 36.6% and 35.2% of our Company’s total revenue for the fiscal years ended June 30, 2021 and 2020, respectively. For some of the services we sell, including experiential and event services provided by our Mission subsidiaries, we have historically provided services that were primarily involved with engagement of consumers in public venues. As a result of COVID-19, wherever we, our suppliers, or our clients operate, we have been adversely affected in our experiential business. Following the early 2020 outbreak of COVID-19, many of clients temporarily halted marketing and advertising activities and normal business operations. The spread of COVID-19 to the United States, our largest market, has raised concerns about the lasting effects of a recession, and has created substantial uncertainty about the expectations for marketing spend in the near term. In addition, not only are our clients impacted, but our vendors are similarly impacted and operating in a reduced manner, further hampering the ability to render services to clients. Due to temporary travel restrictions imposed by various countries in Europe and elsewhere, including the United Kingdom where one of our Mission subsidiaries is based, we have faced delays in our ability to provide services, while visa applications for certain employees have been complicated due to the inability to travel or attend certain face-to-face meetings. Moreover, we have historically relied on in-person selling efforts by our sales executives to secure long-term client contracts. In the short-term, precautionary measures taken by many companies around the world to limit in-person workplace contact in order to reduce the potential for employee exposure to COVID-19 could extend the time required to secure and cause us to lose new client contracts. Additionally, contracted parties may use the current pandemic as reason to invoke so called “force majeure” clauses in order to modify or cancel performance under the applicable agreement. These clauses vary depending on the agreement and will need a case-by-case review and disputes may arise from such contentions. The extent to which the COVID-19 outbreak continues to impact the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact. The Company’s revenues declined by $8.4 million from $24.6 million to $ 16.2 million in the fiscal years ended June 30, 2020 and 2021, respectively. The Company’s revenues declined by $16.2 million from $40.8 million to $24.6 million in the fiscal years ended June 30, 2020 and 2019. Based on information provided by business unit leaders, the Company believes that approximately $16.2 million or 100% of the $16.2 million decrease in revenue in the fiscal year ended June 30, 2021 compared to the fiscal year ended June 30, 2020 is directly attributable to the COVID-19 pandemic; while $13.0 million or 80.2% of the $16.2 million decrease in revenue in the fiscal year ended June 30, 2020 compared to the fiscal year ended June 30, 2019 is directly attributable to the COVID-19 pandemic. If our business continues to be materially adversely affected by the outbreak of COVID-19, it would have a material adverse impact on our operating results and/or financial condition.

We must successfully manage the demand, supply, and operational challenges associated with the actual or perceived effects of a disease outbreak, including epidemics, pandemics, including COVID-19, as described above, or similar widespread public health concerns and associated government responses.

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Our business has been negatively impacted by the fear of exposure to or actual effects of a disease outbreak, epidemic, pandemic, including COVID-19, as described above, or similar widespread public health concern, such as reduced travel or recommendations or mandates from governmental authorities to avoid large gatherings or to self-quarantine or similar governmental responses. These impacts may include, but are not limited to:

•

Significant reductions in demand or significant volatility in demand for one or more of our services, which may be caused by, among other things: the temporary inability of consumers to purchase our products (or those of our clients) due to illness, quarantine or other travel restrictions, or financial hardship, shifts in demand due to temporary priorities; if prolonged such impacts can further increase the difficulty of planning for operations and may adversely impact our results;

•

Inability to meet our clients’ needs and achieve costs targets due to disruptions in our manufacturing and supply arrangements caused by the loss or disruption of essential manufacturing and supply elements such, transportation, workforce, or other products and services used to provide services to our clients;

•

Failure of third parties on which we rely, including our suppliers, contract manufacturers, distributors, contractors, commercial banks, joint venture partners and external business partners, to meet their obligations to the Company, or significant disruptions in their ability to do so, which may be caused by their own financial or operational difficulties or governmental disruptions and may adversely impact our operations; or

•

Significant changes in the political conditions in markets in which we service, including quarantines, governmental or regulatory actions, closures or other restrictions that limit or close our operating and related facilities, restrict our employees’ ability to travel or perform necessary business functions, or otherwise prevent our third-party partners, suppliers, or customers from sufficiently staffing operations, including operations necessary for our services, which could adversely impact our results.

Despite our efforts to manage and remedy these impacts to the Company, their ultimate impact also depends on factors beyond our knowledge or control, including the duration and severity of any such outbreak as well as third-party actions taken to contain its spread and mitigate its public health effects be those taken by governments or private enterprise (both voluntary and required).

If any of our key clients fail to pay for our services, our profitability would be negatively impacted.

In general, we take full title and risk of loss for the products we procure from our suppliers. Our obligation to pay our suppliers is not contingent upon receipt of payment from our clients. If any of our key clients fails to pay for our services, our profitability would be negatively impacted.

We may require additional capital to support business growth, and this capital may not be available on acceptable terms or at all.

We may require additional capital to make any future acquisitions subject to various conditions precedent including, but not limited to, satisfactory completion of due diligence, negotiation and execution of a definitive purchase agreement and audit of their financial statements. We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new products or enhance our existing products, enhance our operating infrastructure and acquire complementary businesses and technologies.

We expect to engage in equity and/or debt financings to secure additional funds when necessary. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue will be expected to have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing secured by us in the future could include restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited. We may have to significantly delay, scale back or discontinue the development and/or the commercialization of one or more of our services. Accordingly, any failure to raise adequate capital in a timely manner would be expected to have a material adverse effect on our business, operating results, financial condition and future growth prospects.

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We rely on our management team and expect to need additional personnel to grow our business; the loss of one or more senior managers or the inability to attract and retain qualified personnel could harm our business.

Our success and future growth depend to a significant degree on the skills and continued services of our management team, in particular, the services of Robert Machinist, Chief Executive Officer of the Company, Dan Pappalardo, President of Troika Design Group, Inc., Kevin Dundas, CEO of Mission and Kyle Hill, President of Troika IO, which are our three operating subsidiaries. While we have entered into an employment agreement with Messrs. Machinist, Pappalardo and Hill, there can be no assurance that we will be able to retain the services of each of these persons. The loss of one of these persons and/or other members of our management team who have signed employment and consulting agreements would materially adversely affect us. In such an event, we could face substantial difficulty in hiring a qualified successor and could experience a loss in productivity while any successor obtains the necessary training and experience. We do not have key man life insurance policies on members of our management. Our future success also depends on our ability to retain, attract and motivate highly skilled technical, managerial, marketing and customer service personnel, including members of our management team.

Our inability to attract and retain qualified personnel and maintain a highly skilled workforce could have a material adverse effect on our business.

Our employees are our most important assets and our ability to attract and retain key personnel is an important aspect of our competitiveness. If we are unable to attract and retain key personnel, our ability to provide our services in the manner clients have come to expect may be adversely affected, which could harm our reputation and result in a loss of clients, which could have a material adverse effect on our business, results of operations and financial position.

All of our non-executive employees work for us on an at-will basis, subject to applicable law. We plan to hire additional personnel in all areas of our business, particularly for our sales, marketing and technology development areas, both domestically and internationally, which will likely increase our recruiting and hiring costs. Competition for these types of personnel is intense, particularly in the Internet and software industries. As a result, we may be unable to successfully attract or retain qualified personnel. Our inability to retain and attract the necessary personnel could adversely affect our business.

Finally, employee sickness and leaves due to COVID-19 and similar pandemics may result in a drastic reduction in the availability of key employees. Moreover, as we reopen our physical locations, we face dangers associated with our safety measures being ineffective or claims that they were ineffective should employees become ill. Accordingly, we may face claims by employees associated with such matters that would increase our costs or associated litigation expenses.

Misclassification or reclassification of our independent contractors or employees could increase our costs and adversely impact our business.

Our workers are classified as either employees or independent contractors, and if employees, as either exempt from overtime or non-exempt (and therefore overtime eligible). Regulatory authorities and private parties have recently asserted within several industries that some independent contractors should be classified as employees and that some exempt employees, including those in sales-related positions, should be classified as non-exempt based upon the applicable facts and circumstances and their interpretations of existing rules and regulations. If we are found to have misclassified employees as independent contractors or non-exempt employees as exempt, we could face penalties and have additional exposure under federal and state tax, workers’ compensation, unemployment benefits, labor, employment and tort laws, including for prior periods, as well as potential liability for employee overtime and benefits and tax withholdings. Legislative, judicial or regulatory (including tax) authorities could also introduce proposals or assert interpretations of existing rules and regulations that would change the classification of a significant number of independent contractors doing business with us from independent contractor to employee and a significant number of exempt employees to non-exempt. A reclassification in either case could result in a significant increase in employment-related costs such as wages, benefits and taxes. The costs associated with employee classification, including any related regulatory action or litigation, could have a material adverse effect on our results of operations and our financial position.

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Our business prospects depend, in part, on our ability to maintain and improve our services as well as to develop new services.

We believe that our business prospects depend, in part, on our ability to maintain and improve our current services and to develop new services. Our services will have to achieve market acceptance, maintain technological competitiveness and meet an expanding range of customer requirements. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new services and service enhancements. Additionally, our new services and service enhancements may not achieve market acceptance.

If we do not respond effectively and on a timely basis to rapid technological change, our business could suffer.

Our industry is characterized by rapidly changing technologies, industry standards, customer needs and competition, as well as by frequent new product and service introductions. Our services are integrated with the computer systems of our customers. We must respond to technological changes affecting both our customers and suppliers. We may not be successful in developing and marketing, on a timely and cost-effective basis, new services that respond to technological changes, evolving industry standards or changing customer requirements. Our success depends, in part, on our ability to accomplish all of the following in a timely and cost-effective manner:

•	Effectively using and integrating new technologies;

•	Continuing to develop our technical expertise;

•	Developing services that meet changing customer needs;

•	Advertising and marketing our services; and

•	Influencing and responding to emerging industry standards and other changes.

The success of our business depends on the continued growth of digital media as a medium for commerce, content, advertising and communications.

Expansion in the sales of our services depends on the continued acceptance of the digital media as a platform for commerce, content, advertising and communications. The use of the digital media as a medium for commerce, content, advertising and communications could be adversely impacted by delays in the development or adoption of new standards and protocols to handle increased demands of digital media activity, cyber security, reliability, cost, ease-of-use, accessibility and quality-of-service. The performance of the Internet as a medium for commerce, content, advertising and communications has been harmed by viruses, worms, hacking and similar malicious programs, and the Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If for any reason digital media does not remain a medium for widespread commerce, content, advertising and communications, the demand for our products would be significantly reduced, which would harm our business.

There is no guarantee that the balance of our Paycheck Protection Program (“PPP”) loan will be forgiven, which would negatively impact our cash flow.

Since 2020, we received approximately $3,397,000 in PPP loan proceeds as part of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), which provides economic relief to businesses in response to COVID-19 and under the Small Business Administration (“SBA”) “Economic Injury Disaster Loan” program. The PPP loan and accrued interest are forgivable after 24 weeks as long as we use the PPP loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and our employee head count remains consistent with our baseline period over the 24-week period after the loan was received. The amount of loan forgiveness will be reduced if we terminate employees or reduce salaries during the 24-week period. The unforgiven portion of the PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. As of July 20, 2021, the Company received notice that approximately all of the 1st round PPP loan forgiveness of $1,703,000 had been forgiven and as of October 12, 2021, all remaining 2nd round PPP loan forgiveness applications have been processed with the SBA.  While we believe that our use of the loan proceeds will meet the conditions for forgiveness of the remainder of the PPP loan, there is a risk that: (i) the loan will not be forgiven, in whole or in part, (ii) we will take actions that could cause us to be ineligible for forgiveness of the remainder of the loan, or (iii) we may be required to repay the balance upon an event of default under the loan or upon a breach of applicable PPP regulations. It is possible that the loan may not be forgiven in full, or that the Company would not be able to deduct the Company expenses it used the PPP Loan for, which could have a negative impact on the Company’s cash flow.

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Platform system disruptions could cause delays or interruptions of our services, which could cause us to lose customers or incur additional expenses.

Our success depends on our ability to provide reliable service. Although our network service is designed to minimize the possibility of service disruptions or other outages, our service may be disrupted by problems on our system, such as malfunctions in our software or other facilities, overloading of our network and problems with the systems of competitors with which we interconnect, such as damage to our communications systems and power surges and outages. Any significant disruption in its network could cause it to lose customers and incur additional expenses.

Intellectual property infringement claims are common in the industry and, should such claims be made against us, and if we do not prevail, our business, financial condition and operating results could be harmed.

The Internet, mobile media, software, mass media and technology industries are characterized by the existence of a large number of patents, copyrights, trademarks and trade secrets and by frequent litigation based on allegations of infringement or other violations of intellectual property rights, domestically or internationally. As we grow and face increasing competition, the probability that one or more third parties will make intellectual property rights claims against us increases. In such cases, our technologies may be found to infringe on the intellectual property rights of others. Additionally, many of our subscription agreements may require us to indemnify our customers for third-party intellectual property infringement claims, which would increase our costs if we have to defend such claims and may require that we pay damages and provide alternative services if there were an adverse ruling in any such claims. Intellectual property claims could harm our relationships with our customers, deter future customers from subscribing to our products or expose us to litigation, which could be expensive and divert considerable attention of our management team from the normal operation of our business. Even if we are not a party to any litigation between a customer and a third party, an adverse outcome in any such litigation could make it more difficult for us to defend against intellectual property claims by the third party in any subsequent litigation in which we are a named party. Any of these results could adversely affect our brand, business and results of operations.

Patent positions in the media industry are uncertain and involve complex legal, scientific and factual questions and often conflicting claims. The industry has in the past been characterized by a substantial amount of litigation and related administrative proceedings regarding patents and intellectual property rights. In addition, established companies have used litigation against smaller companies and new technologies as a means of gaining a competitive advantage.

In addition, we may be required to participate in interference proceedings in the United States Patent and Trademark Office to determine the relative priorities of our inventions and third parties’ inventions. An adverse outcome in an interference proceeding could require us to cease using the technology or to license rights from prevailing third parties.

With respect to any intellectual property rights claim against us or our customers, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms or at all, may significantly increase our operating expenses or may significantly restrict our business activities in one or more respects. We may also be required to develop alternative non-infringing technology, which could require significant effort and expense. Any of these outcomes could adversely affect our business and results of operations. Even if we prove successful in defending ourselves against such claims, we may incur substantial expenses and the active defense of such claims may divert considerable attention of our management team from the normal operation of our business.

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If we are unable to sell additional services to our existing customers or attract new customers, our revenue growth will be adversely affected.

To increase our revenues, we believe we must sell additional services to existing customers and regularly add new customers. If our existing and prospective customers do not perceive our products to be of sufficient value and quality, we may not be able to increase sales to existing customers and attract new customers, or we may have difficulty retaining existing customers, and our operating results will be adversely affected.

Our resources may not be sufficient to manage our intended growth; failure to properly manage potential growth would be detrimental to our business.

We may fail to adequately manage our intended future growth. Most of our administrative, financial and operational functions come from acquired operations. Any growth in our operations will place a significant strain on our resources and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so.

In addition to any acquisitions, to the extent we acquire other business entities, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially adversely affected. As with all expanding businesses, the potential exists that growth will occur rapidly. If we are unable to effectively manage this growth, our business and operating results could suffer. Anticipated growth in future operations may place a significant strain on management systems and resources. In addition, the integration of new personnel will continue to result in some disruption to ongoing operations. The ability to effectively manage growth in a rapidly evolving market requires effective planning and management processes. We will need to continue to improve operational, financial and managerial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force.

We must keep up with rapid technology change and evolving industry standards in order to be successful. Our competitors may be better positioned than we are to adapt to rapid changes in technology, and we could lose customers.

The markets for our services are characterized by rapidly changing technology and evolving industry standards. Any products or services that we develop may become obsolete or uneconomical before we recover any expenses incurred in connection with their development. Our future success will depend, in part, on our ability to effectively identify and implement leading technologies, develop technical expertise and influence and respond to emerging industry standards and other technology changes.

All this must be accomplished in a timely and cost-effective manner. We may not be successful in effectively identifying or implementing new technologies, developing new services or enhancing our existing services in a timely fashion. Some of our competitors have a much longer operating history, more experience in making upgrades to their networks and greater financial resources than we will have. We cannot assure you that we will obtain access to new technologies as quickly or on the same terms as our competitors, or that we will be able to apply new technologies to our existing networks without incurring significant costs or at all. In addition, responding to demand for new technologies would require us to increase our capital expenditures, which may require additional financing in order to fund. Further, our competitors, in particular the larger incumbent agencies, enjoy greater economies of scale in regard to vendor relationships. As a result of those factors, we could lose customers and our financial results could be harmed. If we fail to identify and implement new technologies or services, our business, financial condition and results of operations could be materially adversely affected.

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Difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations, and we do not expect these conditions to improve in the near future.

Our results of operations can be materially affected by conditions in the global capital markets as a result of the COVID-19 pandemic and the economy generally, both in the U.S. and perhaps even more so in Great Britain as a result of Brexit. Stresses experienced by global capital markets over the last few years have resulted in continuing concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, uncertain real estate markets, increased volatility and diminished expectations for the economy. These factors combined with any decline in business and consumer confidence may have an adverse effect on our business.

The developing impact of the United Kingdom’s withdrawal from the European Union (aka, Brexit) may have an impact on our European operations.

Our operations in Europe associated with the Mission subsidiaries are also subject to risks associated with the withdrawal of the United Kingdom from the European Union (“EU”). On January 31, 2020, the United Kingdom of Great Britain and Northern Ireland officially exited the EU (“Brexit”) and entered into a transition period to negotiate the final terms of Brexit. The transition period officially came to an end on January 1, 2021. The continued uncertainty regarding the transition and impact of the withdrawal may have an adverse impact on European and global economic conditions. Unfavorable economic conditions could negatively affect consumer demand for our products, which could unfavorably impact our results of operations and financial condition.

We face considerable uncertainty in the estimation of revenues, related costs of services and their subsequent settlement.

Our revenues and the related cost of sales will often be earned and incurred with the same customers who can be our vendors and suppliers simultaneously. These revenues and their related costs may be based on estimated amounts accrued for pending disputes with vendors or based on project completion. Subsequent adjustments to these estimates may occur after the bills are received/tendered for the actual costs incurred and revenues earned, and these adjustments can often be material to our future operating results. Judgment is required in estimating the ultimate outcome of the dispute resolution process, as well as any other amounts that may be incurred to conclude the negotiations. Actual results can differ from estimates, and such differences could be material.

Our data systems could fail or their security could be compromised, and we will increasingly be handling personal data requiring our compliance with a variety of regulations.

Our business operations depend on the reliability of sophisticated data systems. Any failure of these systems, or any breach of our systems’ security measures, could adversely affect our operations, at least until our data can be restored and/or the breaches remediated. We have, to a limited extent, begun to serve as a conduit for personal information to third-party credit processors, service partners and others, and it is likely we will do so more regularly. The handling of such personal information requires we comply with a variety of federal, state and industry requirements governing the use and protection of such information, including, but not limited to, Federal Communications Commission (“FCC”) consumer proprietary network information regulations, Federal Trade Commission (“FTC”) consumer protection regulations, and Payment Card Industry data security standards and, for the Healthcare division, the requirements of the Health Insurance Portability and Accountability Act and regulations thereunder. While we believe we have taken the steps necessary to assure compliance with all applicable regulations and have made necessary changes to our data systems, any failure of these systems or any breach of the security of these systems could adversely affect our operations and expose us to increased cost, liability for lost personal information and increased regulatory obligations.

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A security incident may allow unauthorized access to our systems, networks, or data or the data of clients, harm our reputation, create additional liability, and adversely affect our financial results.

Increasingly, companies are subject to a wide variety of attacks on their systems on an ongoing basis. In addition to threats from traditional computer “hackers,” malicious code (such as malware, viruses, worms, and ransomware, employee theft or misuse, password spraying, phishing, credential stuffing, and denial-of-service attacks, we may also face threats from sophisticated organized crime, nation-state, and nation-state supported actors who engage in attacks (including advanced persistent threat intrusions) that add to the risks to us, our internal systems and our clients’ systems, and the information that they store and process. Third parties may attempt to fraudulently induce employees, users, or organizations into disclosing sensitive information such as user names, passwords, or other information or otherwise compromise the security of our internal electronic systems, networks, and/or physical facilities in order to gain access to our data or clients’ data, which could result in significant legal and financial exposure, a loss of confidence in our security, interruptions or malfunctions in our operations, and ultimately, harm to our future business prospects and revenue. Clients may also disclose or lose control of their application programming interface key (API keys) functions and procedures which allow the creation of applications), secrets or passwords, or use the same or similar secrets or passwords on third parties’ systems, which could lead to unauthorized access to their accounts and data within the Company’s systems (arising from, for example, an independent third-party data security incident that compromises those API keys, secrets, or passwords). Despite our efforts to create security barriers to such threats, it is virtually impossible for us to entirely mitigate these risks, especially where they are attributable to the behavior on independent third parties beyond our control. In addition, the techniques used to sabotage or to obtain unauthorized access to systems and networks in which data is stored or through which data is transmitted change frequently and generally are not recognized until launched against a target. As a result, it may not be possible for us to anticipate these techniques or implement adequate preventative measures to prevent an electronic intrusion into our systems and networks and we may be required to expend significant capital and financial resources to protect against such threats or to alleviate problems caused by breaches in systems, network or data security.

Security breaches impacting the Company could result in a risk of loss, unavailability, or unauthorized disclosure of this information, which, in turn, could lead to litigation, governmental audits, and investigation and possible liability (including regulatory fines), damage our relationship with existing clients, and have a negative impact on our ability to attract new clients. Furthermore, any such breach, including a breach of the systems or networks of our clients, could compromise our systems or networks, creating system disruptions or slowdowns and exploiting security vulnerability of our networks or the networks of our clients, and the information stored on our network or the networks of our clients could be accessed, publicly disclosed, altered, lost, or stolen, which could subject us to liability and cause us financial harm. In addition, a breach of the security measures of one of our clients could result in the destruction, modification, or exfiltration of confidential corporation information, or other data that may provide additional avenues of attack. These breaches, or any perceived breach, of our systems or networks or those of clients, whether or not any such breach is due to our vulnerability, may also undermine confidence in us, or our industry, and result in damage to our reputation, negative publicity and those of clients.

Our business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data protection, content, competition, consumer protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in client engagement, or otherwise harm our business.

There currently are a number of laws, as well as proposals pending before federal, state, and foreign legislative and regulatory bodies. For example, the European General Data Protection Regulation (“GDPR”) took effect in May 2018 and applies to many of our services in Europe. The GDPR includes operational requirements for companies that receive or process personal data of residents of the European Union that are different from those previously in place in the European Union and may impact U.S. operations, as well to the extent they come under the GDPR. The GDPR applies to any organization with an establishment in the European Union for data processing purposes, as well as those outside the European Union if they process personal data of individuals in the European Union in connection with offering them goods or services or monitoring their behavior. The GDPR enhances data protection obligations for processors and controllers of personal data, including, for example, expanded disclosures about how personal data is to be used, limitations on retention of information, mandatory data breach notification requirements, and additional obligations on service providers (such as any third parties to whom we may transfer personal data). Non-compliance with the GDPR can trigger fines of up to the greater of €20 million and 4% of our global revenue. Given the breadth and depth of changes in data protection obligations, compliance has caused us to expend resources, and such expenditures are likely to continue into the future as we continue our compliance efforts and respond to new interpretations and enforcement actions. The California Consumer Privacy Act, or AB 375, creates new data privacy rights for users, effective in January 2020. The California law requires employers to tell employees the categories of personal information the Company has collected about them and the purposes for which it will be used. While the Company believes its compliance efforts under the GDPR and California law are sufficient, such future compliance may be impacted by changes to such regimes. Similarly, there are a number of legislative proposals in the United States, at both the federal and state level, as well as other jurisdictions that could impose new obligations in areas affecting our business. In addition, some countries are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering our services if applicable.

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These laws and regulations, as well as any associated inquiries or investigations or any other government actions, may be costly to comply with and may delay or impede the development of new products, result in negative publicity, increase our operating costs, require significant management time and attention, and subject us to remedies that may harm our business, including fines or demands or orders that we modify or cease existing business practices.

An interruption in the supply of products and services that we obtain from third parties could cause a decline in sales of our services.

In designing, developing and supporting our services, we rely on many third-party providers. These suppliers may experience difficulty in supplying us products or services sufficient to meet our needs or they may terminate or fail to renew contracts for supplying us these products or services on terms we find acceptable. If our liquidity deteriorates, our vendors may tighten our credit, making it more difficult for us to obtain suppliers on terms satisfactory to us. Any significant interruption in the supply of any of these products or services could cause a decline in sales of our services, unless and until we are able to replace the functionality provided by these products and services. We also depend on third parties to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes.

We rely on third-party vendors for information systems. If these vendors discontinue support for our systems or fail to maintain quality in future software releases, we could sustain a negative impact on the quality of our services to customers, the development of new services and features, and the quality of information needed to manage our business.

We have agreements with vendors that provide for the development and operation of back office systems such as ordering, provisioning and billing systems. We also rely on vendors to provide the systems for monitoring the performance and condition of our network. The failure of those vendors to perform their services in a timely and effective manner at acceptable costs could materially harm our growth and our ability to monitor costs, bill customers, and provision customer orders, maintain the network and achieve operating efficiencies. Such a failure could also negatively impact our ability to retain existing customers or to attract new customers.

Our quarterly operating results are subject to significant fluctuation and, as a result, period-to-period comparisons of our results of operations are not necessarily meaningful.

Our operating results are subject to significant fluctuations as a result of:

•	The success of our brand marketing campaigns;

•	Price competition from potential competitors;

•	The amount and timing of operating costs and capital expenditures relating to establishing the Company’s business operations;

•	The demand for and market acceptance of our products and services;

•	Changes in the mix of services sold by our competitors;

•	Timing of the requests for proposal (“RFP”) process;

•	The ability to meet any increased technological demands of our customers;

•	Poor weather for outdoor events; and

•	Economic conditions specific to our industry.

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Therefore, our operating results for any particular quarter may differ materially from our expectations or those of security analysts, if any, and securities traders and may not be indicative of future operating results. The failure to meet expectations may cause the price of our common stock to decline. Since we are susceptible to these fluctuations, the market price of our common stock may be volatile, which can result in significant losses for investors who purchase our common stock prior to a significant decline in our stock price.

Many of our key functions are concentrated in a single location, and a natural disaster or act of terrorism could seriously impact our ability to operate.

Our IT systems, production, inventory control systems, executive offices and finance/accounting functions, among others, are centralized in our Los Angeles, California facility. A natural disaster, such as a tornado, could seriously disrupt our ability to continue or resume normal operations for some period of time. Similarly, an act of terrorism could disrupt our facility. While we have certain business continuity plans in place, no assurances can be given as to how quickly we would be able to resume operations and how long it may take to return to normal operations. We may experience business interruptions and could incur substantial losses beyond what may be covered by applicable insurance policies, and may experience a loss of customers, vendors and employees during the recovery period.

Redeeem Related Risks

Redeeem has an evolving business model which is subject to various uncertainties.

As non-fungible tokens (NFTs) may become more widely available, we expect the services and products associated with them to evolve. In order for Redeeem to stay current with the industry, our business model may need to evolve as well. From time to time, we may modify aspects of our business model relating to our strategy. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector, and we may lose out on those opportunities. Such circumstances could have a material adverse effect on our business, prospects or operations.

Regulatory changes or actions may alter the nature of an investment in us or restrict the use of NFTs in a manner that adversely affects our business, prospects or operations.

As NFTs have grown in both popularity and market size, in the U.S., NFTs are subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. Ongoing and future regulatory actions may impact our ability to continue to operate, and such actions could affect our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations.

We may face risks of Internet disruptions, which could have an adverse effect on our operations.

A disruption of the Internet may affect the use of platform-based sources and subsequently the value of our securities. Generally, NFTs and our related business are dependent upon the Internet and blockchain technology. A significant disruption in Internet connectivity could disrupt network operations until the disruption is resolved and have an adverse effect on the price of NFTs and our ability to source clients.

Acceptance and/or widespread use of NFTs is uncertain.

Currently, there is a relatively limited market for NFTs, thus contributing to price volatility that could adversely affect an investment in our securities. Conversely, a significant portion of demand for NFTs is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset. Price volatility undermines the role of NFTs.

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Such volatility could have a material adverse effect on our ability to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations.

Our operations, investment strategies and profitability may be adversely affected by competition from blockchain platforms.

We compete with other marketplaces for NFTs. Market and financial conditions, and other conditions beyond our control, may make it more attractive to invest in other financial vehicles, which could limit the market for our shares and reduce their liquidity. The emergence of NFTs has been scrutinized by regulators and such scrutiny and the negative impressions or conclusions resulting from such scrutiny could be applicable to us and impact our ability to successfully pursue our business strategy or to maintain a public market for our securities. Such circumstances could have a material adverse effect on our ability to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and harm investors.

Risks due to hacking or adverse software event.

In order to minimize risk, we have established processes to protect our platform. There can be no assurances that any processes we have adopted or will adopt in the future are or will be secure or effective, and we would suffer significant and immediate adverse effects if we were hacked due to an adverse software or cybersecurity event.

If our security procedures and protocols are ineffectual and our platform is compromised by cybercriminals, we may not have adequate recourse to recover our losses stemming from such compromise and we may lose much of the accumulated value of our platform. This would have a material adverse impact on our business and operations.

Our interactions with a blockchain may expose us to SDN or blocked persons or cause us to violate provisions of law that did not contemplate distribute ledger technology.

The Office of Financial Assets Control of the US Department of Treasury (“OFAC”) requires us to comply with its sanction program and not conduct business with persons named on its specially designated nationals (“SDN”) list. However, because of the pseudonymous nature of blockchain transactions we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’s SDN list. Our Company’s policy prohibits any transactions with such SDN individuals, but we may not be adequately capable of determining the ultimate identity of the individual with whom we transact with respect to exchanging blockchain assets. Moreover, federal law prohibits any U.S. person from knowingly or unknowingly possessing any visual depiction commonly known as child pornography. Recent media reports have suggested that persons have imbedded such depictions on one or more blockchains. Because our business requires us to download and retain one or more blockchains to effectuate our ongoing business, it is possible that such digital ledgers contain prohibited depictions without our knowledge or consent. To the extent government enforcement authorities literally enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and affect the value of our common stock.

If regulatory changes or interpretations of our activities require our registration as a money services business (“MSB”) under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, or otherwise under state laws, we may incur significant compliance costs, which could be substantial or cost-prohibitive. If we become subject to these regulations, our costs in complying with them may have a material negative effect on our business and the results of our operations.

To the extent that our activities cause us to be deemed an MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. The Company believes it will have to register and comply with FinCEN’s regulations for MSBs, as it provides a hosted digital wallet in order to complete a sales transaction.

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To the extent that our activities cause us to be deemed a “money transmitter” (“MT”) or equivalent designation, under state law in any state in which we operate, we may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Although receiving money for transactions or transmitting money is covered by MT laws, most states have an express exemption for closed loop prepaid products solely to purchase goods or services, which Redeeem believes its service would be exempt. California does not regulate cryptocurrency. New York, on the other hand, regulates storing, holding or maintaining custody or control of cryptocurrency on behalf of others. Redeeem will probably be considered to store, hold and maintain custody over the seller’s cryptocurrency. Additional federal or state regulatory obligations may cause us to incur extraordinary expenses, possibly affecting an investment in our securities in a materially adverse manner. Furthermore, the Company and our service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If we are deemed to be subject to and determine not to comply with such additional regulatory and registration requirements, we may act to leave a particular state or the U.S. completely. Any such action would be expected to materially adversely affect our operations.

Blockchain assets, including those maintained by or for us, may be exposed to cybersecurity threats and hacks.

As with any computer code generally, flaws in bitcoin codes may be exposed by malicious actors. Several errors and defects have been found previously, including those that disabled some functionality for users and exposed users’ information. Exploitations of flaws in the source code that allow malicious actors to take or create money have previously occurred. Despite our efforts and processes to prevent breaches, our devices, computer systems and those of third parties that we use in our operations, are vulnerable to cyber security risks, including cyber-attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our computer systems or those of third parties that we use in our operations. Such events could have a material adverse effect on our ability to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any blockchain assets.

We may not adequately respond to price fluctuations and rapidly changing technology, which may negatively affect our business.

Competitive conditions within the NFT industry require that we use sophisticated technology in the operation of our business. The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements and evolving industry standards. New technologies, techniques or products could emerge that might offer better performance than the software and other technologies we currently utilize, and we may have to manage transitions to these new technologies to remain competitive. We may not be successful, generally or relative to our competitors in the bitcoin industry, in timely implementing new technology into our systems, or doing so in a cost-effective manner. During the course of implementing any such new technology into our operations, we may experience system interruptions and failures during such implementation. Furthermore, there can be no assurances that we will recognize, in a timely manner or at all, the benefits that we may expect as a result of our implementing new technology into our operations. As a result, our business and operations may suffer, and there may be adverse effects on the price of our common stock.

NFTs are software related.

We actively use specific hardware and software for our operation. In certain cases, source code and other software assets may be subject to an open source license, as much technology development underway in this sector is open source. For these works, the Company intends to adhere to the terms of any license agreements that may be in place.

We do not currently own, and do not have any current plans to seek, any patents in connection with our existing and planned NFT and related blockchain operations. We rely upon trade secrets, trademarks, service marks, trade names, copyrights and other intellectual property rights and expect to license the use of intellectual property rights owned and controlled by others. In addition, we have developed and may further develop certain proprietary software applications for our operations.

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Our internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

Our internal systems rely on software that is highly technical and complex. In addition, our internal systems depend on the ability of such software to store, retrieve, process and manage immense amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected errors or bugs. Some errors may only be discovered after the code has been released for external or internal use. Any errors, bugs or defects discovered in the software on which we rely could result in harm to our reputation, or liability for damages, any of which could adversely affect our business, results of operations and financial conditions.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others to protect our proprietary rights. See “Business-Intellectual Property” and “Regulation—Regulation on Intellectual Property Rights.” Thus, we cannot assure you that any of our intellectual property rights would not be challenged, invalidated, circumvented or misappropriated, or such intellectual property will be sufficient to provide us with competitive advantages. In addition, because of the rapid pace of technological change in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Risks Relating to Our Common Stock

It is not possible to predict the extent, liquidity and duration of any public trading market for our securities.

The size and nature of the trading market for our securities have been sporadic and subject to fluctuations. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of the common stock. Our securities were first listed on the Nasdaq Capital Market on April 20, 2021. There can be no assurance that a more active market for the common stock and Warrants will develop, or if one should develop, there is no assurance that it will be sustained. This could severely limit the liquidity of our common stock and Warrants and has had a material adverse effect on the market price of our common stock and Warrants and on our ability to raise additional capital.

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The ability of any such market to provide liquidity for the holders of such shares and to establish a reasonable and rational pricing mechanism, will likely depend on many variables. These may include general economic conditions, public evaluation of our business model, our revenues, earnings and growth potential, the reputation of our management, the general state of the U.S. media industry, the impact of competition and regulation, and the like.

Limitation of liability and indemnification of officers and directors could adversely impact investors’ ability to bring claims against them.

Our officers and directors are required to exercise good faith and high integrity in the management of our affairs. Our Articles of Incorporation provide, however, that our officers and directors shall have no personal liability to us or our stockholders for damages for any breach of duty owed to us or our stockholders, unless they breached their duty of loyalty, did not act in good faith, knowingly violated a law, or received an improper personal benefit. Our Articles of Incorporation and Bylaws also provide for the indemnification by us of our officers and directors against any losses or liabilities they may incur by reason of their serving in such capacities, provided that they do not breach their duty of loyalty, act in good faith, do not knowingly violate a law, and do not receive an improper personal benefit. Additionally, we have entered into employment agreements with our officers, which specify the indemnification provisions provided by the Bylaws and provide, among other things, that to the fullest extent permitted by applicable law, the Company will indemnify such officer against any and all losses, expenses and liabilities arising out of such officer’s service as an officer of the Company. In addition, the separation agreement with SAB Management, LLC and Andrew Bressman that we entered into on February 28, 2021 requires the Company to indemnify Mr. Bressman and SAB Management, LLC from any claim by reason of the fact that Mr. Bressman was a consultant, or a fiduciary of the Company.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us under the above provisions, we have been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The resale of shares of our common stock could adversely affect the market price of our common stock, Warrants and our ability to raise additional equity capital.

As of February 3, 2022, there were 43,659,616 shares of common stock issued and outstanding. Of the outstanding shares of common stock, approximately 10,676,000 shares are freely tradable and the remaining shares are restricted shares subject to resale under Rule 144 and subsequent to any lock-up agreements described below.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issuable upon the effectiveness of a registration statement, upon the expiration of any statutory holding period under Rule 144, any lock-up agreement or shares issued upon the exercise of outstanding options, warrants or restricted stock awards, it could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

In general, a non-affiliated person who has held restricted shares for a period of six months, under Rule 144, may sell into the market our common stock all of their shares, subject to the Company being current in its periodic reports filed with the SEC. An affiliate may sell an amount equal to the greater of 1% of the 43,659,616 outstanding shares as of February 3, 2022, or the average weekly number of shares sold on the Nasdaq Capital Market in the last four weeks prior to such sale. Such sales may be repeated once every three months, and any of the restricted shares may be sold by a non-affiliate without any restrictions after they have been held one year.

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Our Articles of Incorporation grant the Board of Directors the power to designate and issue additional shares of preferred stock.

Our Articles of Incorporation grant our Board of Directors authority to, without any action by our stockholders, designate and issue, from our authorized capital, shares in such classes or series as it deems appropriate and establish the rights, preferences, and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of classes or series of preferred stock that may be issued could be superior to the rights of the common stock offered hereby. Our Board of Directors’ ability to designate and issue shares could impede or deter an unsolicited tender offer or takeover proposal. Further, the issuance of additional shares having preferential rights could adversely affect other rights appurtenant to the shares of common stock offered hereby. Any such issuances will dilute the percentage of ownership interest of our stockholders and may dilute our book value.

If we are not able to continue to meet the Nasdaq Capital Market rules for continued listing, our common stock or Warrants could be delisted.

We may be unable to meet the Nasdaq Capital Market rules for continued listing of our common stock and Warrants on the Nasdaq Capital Market, notably, the minimum bid price and the stockholders’ equity minimum requirements. If we fail to meet the Nasdaq Capital Market’s ongoing listing criteria, our common stock or Warrants could be delisted. If our common stock or Warrants are delisted by the Nasdaq Capital Market, our common stock or Warrants may be eligible for quotation on an over-the-counter quotation system or on the pink sheets. Upon any such delisting, our common stock or Warrants would become subject to the regulations of the SEC relating to the market for penny stocks. A penny stock is any equity security not traded on the Nasdaq Capital Market that has a market price of less than $5.00 per share. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and Warrants and could limit the ability of stockholders to sell such securities in the secondary market. In such a case, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of our common stock or Warrants, and there can be no assurance that our common stock or Warrants will be eligible for trading or quotation on any alternative exchanges or markets.

Delisting from the Nasdaq Capital Market could adversely affect our ability to raise additional financing through public or private sales of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our common stock and Warrants. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

We may become subject to “penny stock” rules, which could damage our reputation and the ability of investors to sell their shares.

Stockholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include: control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; manipulation of prices through prearranged matching of purchases and ales and false and misleading press releases; “boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons; excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Furthermore, the penny stock designation may adversely affect the development of any public market for our shares of common stock or, if such a market develops, its continuation. Broker-dealers are required to personally determine whether an investment in penny stock is suitable for customers. Penny stocks are securities (i) with a price of less than five dollars ($5.00) per share; (ii) that are not traded on a “recognized” national exchange; and (iii) of an issuer with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than $6,000,000 for the last three years. Section 15(g) of the Exchange Act and Rule 15g-2 of the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be penny stock. Rule 15g-9 of the SEC requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.

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This procedure requires the broker-dealer to (i) obtain from the investor information concerning his financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for the Company’s stockholders to resell their shares to third parties or to otherwise dispose of them.

We do not anticipate paying cash dividends on our common stock, and accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have not declared or paid any cash dividends on our Common Stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in shares of our Common Stock will depend upon any future appreciation in their value. There is no guarantee that shares of our Common Stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Our compliance with the Sarbanes-Oxley Act of 2002 and other federal securities law reporting requirements are expensive and could distract management’s attention from our business affairs.

As a public reporting company, we are subject to the Sarbanes-Oxley Act of 2002, as well as the information and reporting requirements of the Exchange Act and other federal securities laws. The costs of compliance with the Sarbanes-Oxley Act of 2002 and of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC, and furnishing audited reports to stockholders, are significant and may increase in the future. Our securities registration with the SEC was revoked in June 2018, as a result of our failure to file with the SEC required periodic reports since the filing of its Form 10-K in August 2016. Our securities are registered with the SEC. However, there can be no assurance we will be able to report on a timely basis in the future. Any subsequent revocation will be expected to have an adverse effect on the market price of our securities. Moreover, compliance with the complex laws, rules and regulations applicable to public companies could distract our management’s attention from our business affairs, which could have an adverse impact on our results of operations.

Failure to build our finance infrastructure and improve our accounting systems and controls could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies.

As a public company, we operate in an increasingly demanding regulatory environment, which requires us to comply with the Sarbanes-Oxley Act. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal controls over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. Commencing with our fiscal year ending June 30, 2022, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Form 10-K filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. Prior to this offering, we have never been required to test our internal controls within a specified period and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner.

During the audit of the Company’s financial statements for the year ended June 30, 2021, Management of the Company was notified of a material weakness. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified was that revenue recognition for US GAAP purposes was unclear and significant adjustments were required to be made by the Company at each quarter end and at year’s end. Certain significant deficiencies, less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the Company’s financial reporting were also identified. All of the foregoing material weakness and significant deficiencies Management has addressed and will continue to address in the current fiscal year

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We anticipate that the process of building our accounting and financial functions and infrastructure will require significant additional professional fees, internal costs and management efforts. We expect that we will need to implement a new financing and accounting system to combine and streamline the management of our financial, accounting, human resources and other functions. However, such a system would likely require us to complete many processes and procedures for the effective use of the system or to run our business using the system, which may result in substantial costs. Any disruptions or difficulties in implementing or using such a system could adversely affect our controls and harm our business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management attention. In addition, we may discover weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal controls over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed, investors could lose confidence in our reported financial information and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

The trading price of our common stock and Warrants has been and may continue to be volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock and Warrant is likely to be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;

•	announcements of new products or developments by us or our competitors;

•	regulatory actions regarding our services;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel;

•	adoption of new accounting standards affecting our industry;

•	sales of our common stock or other securities in the open market; and

•	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such a company.

Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

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Insiders, including, but not limited to, significant stockholders, will continue to have substantial control over the Company, which could delay or prevent a change in corporate control or result in the entrenchment of management or our Board of Directors.

As of February 3, 2022, Peter Coates, together with any affiliates and related persons, beneficially owned approximately 9,314,593 shares (21.0%) of our common stock. Geoffrey Noel Bond beneficially owned 2,640,000 shares of common stock (6.0%). The law firm of Davidoff Hutcher & Citron LLP, as escrow agent for the benefit of the stockholders of Pangaea Trading Partners, held 2,792,361 shares of common stock (6.4%). As a result, the above-referenced significant stockholders may have the ability to influence the outcome of matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. These stockholders and their affiliates may have the ability to influence the management and affairs of the Company in the foreseeable future. The foregoing could have the effect of:

•	delaying, deferring or preventing a change in control;

•	entrenching or changing our management or our Board of Directors;

•	impeding a merger, consolidation, takeover or other potential transaction affecting our business or the control of our Company.

Trading of our common stock and Warrants may be limited, and trading restrictions imposed on us by applicable regulations may further reduce trading in our common stock and Warrants, making it difficult for our stockholders to sell their shares or Warrants; and future sales of common stock or Warrants could reduce our stock price.

Trading of our common stock and Warrants commenced on April 20, 2021 on the Nasdaq Capital Market. The liquidity of our Warrants is expected to be limited, at least initially, not only in terms of the number of Warrants that can be bought and sold at a given price, but also as it may be adversely affected by delays in timing of transactions and reduction in security analysts’ and the media’s coverage of us, if at all. In addition, a substantial number of our existing stockholders have entered into 270-day lock-up agreements which commenced on April 19, 2021 and expired on January 19, 2022. These factors may result in different prices of our common stock or Warrants than might otherwise be obtained in a more liquid market and could also result in a larger spread between the bid and asked prices of our common stock or Warrants. In addition, without a large public float, our common stock and Warrants will be less liquid than the stock of companies with broader public ownership, and, as a result, the trading prices of our common stock or Warrants may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate his investment in our common stock or Warrants. Trading of a relatively small volume of our common stock or Warrants may have a greater impact on the trading price our common stock or Warrants than would be the case if our public float were larger. We cannot predict the prices at which our common stock or Warrants will trade in the future.

Our ability to use our net operating losses and research and development credit carryforwards to offset future taxable income may be subject to certain limitations.

In general, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change,” generally defined as a greater than 50% change by value in its equity ownership over a three-year period, is subject to limitations on its ability to utilize its pre-change net operating losses (“NOLs”), and its research and development credit carryforwards to offset future taxable income. Our existing NOLs and research and development credit carryforwards may be subject to limitations arising from previous ownership changes, and if we undergo an ownership change, our ability to utilize NOLs and research and development credit carryforwards could be further limited by Sections 382 and 383 of the Code. In addition, our ability to deduct net interest expense may be limited if we have insufficient taxable income for the year during which the interest is incurred, and any carryovers of such disallowed interest would be subject to the limitation rules similar to those applicable to NOLs and other attributes. Future changes in our stock ownership, some of which might be beyond our control, could result in an ownership change under Section 382 of the Code. For these reasons, in the event we experience a change of control, we may not be able to utilize a material portion of the NOLs, research and development credit carryforwards or disallowed interest expense carryovers, even if we attain profitability.

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The financial and operational projections that we may make from time to time are subject to inherent risks.

The projections that our management may provide from time to time (including, but not limited to, financial or operational matters) reflect numerous assumptions made by management, including assumptions with respect to our specific as well as general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. Accordingly, there is a risk that the assumptions made in preparing the projections, or the projections themselves, will prove inaccurate. There will be differences between actual and projected results, and actual results may be materially different from those contained in the projections. The inclusion of the projections in (or incorporated by reference in) this prospectus should not be regarded as an indication that we or our management or representatives considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such.

If we were to dissolve, the holders of our securities may lose all or substantial amounts of their investments.

If we were to dissolve as a corporation, as part of ceasing to do business or otherwise, we may be required to pay all amounts owed to any creditors and/or preferred stockholders before distributing any assets to the investors and/or preferred stockholders. There is a risk that in the event of such a dissolution, there will be insufficient funds to repay amounts owed to holders of any of our indebtedness and insufficient assets to distribute to our other investors, in which case investors could lose their entire investment.

An investment in our Company may involve tax implications, and you are encouraged to consult your own advisors as neither we nor any related party is offering any tax assurances or guidance regarding our Company or your investment.

Our prior financings, as well as an investment in our Company generally, involves complex federal, state and local income tax considerations. Neither the Internal Revenue Service nor any state or local taxing authority has reviewed the transactions described herein and may take different positions than the ones contemplated by management. You are strongly urged to consult your own tax and other advisors prior to investing, as neither we nor any of our officers, directors or related parties is offering you tax or similar advice, nor are any such persons making any representations and warranties regarding such matters.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our common stock or Warrants adversely, the price of our common stock, Warrants and trading volume could decline.

The trading market for our common stock and Warrants may be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock or Warrants adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover us was to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our common stock, Warrants or trading volume to decline.

In making your investment decision, you should understand that we have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus before investing in our company. We may receive media coverage regarding our company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We have not authorized any other party to provide you with information concerning us or this offering, and you should not rely on this information in making an investment decision.

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Risks Relating to Capital Structure

Applicable regulatory requirements may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of our common stock and Warrants.

We may be unable to attract and retain those qualified officers, directors and members of Board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for Board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of common stock or Warrants on the Nasdaq Capital Market or any other stock exchange could be adversely affected.

Provisions of our amended and restated articles of incorporation (“Articles of Incorporation”), amended and restated by-laws (“Bylaws”), and Nevada law may make an acquisition of us or a change in our management more difficult.

Certain provisions of our Articles of Incorporation and Bylaws that are in effect could discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares of common stock. These provisions also could limit the price that investors might be willing to pay in the future for shares of our common stock. Stockholders who wish to participate in these transactions may not have the opportunity to do so.

Furthermore, these provisions could prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions:

•	allow the authorized number of directors to be changed only by resolution of our Board of Directors;

•

authorize our Board of Directors to issue without stockholder approval blank check preferred stock that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our Board of Directors;

•	establish advance notice requirements for stockholder nominations to our Board of Directors or for stockholder proposals that can be acted on at stockholder meetings;

•	authorize the Board of Directors to amend the By-laws;

•	limit who may call stockholder meetings; and

•	require the approval of the holders of a majority of the outstanding shares of our capital stock entitled to vote in order to amend certain provisions of our Articles of Incorporation.

Section 78.438 of the Nevada Revised Statutes (“NRS”) prohibits a publicly held Nevada corporation from engaging in a business combination with an interested stockholder, generally a person that together with its affiliates owns or within the last two years has owned 10% of voting stock, for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner, or falls within certain exemptions under the NRS. As a result of these provisions in our charter documents under Nevada law, the price investors may be willing to pay in the future for shares of our common stock may be limited.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this report include “forward-looking statements” based on our management’s beliefs and assumptions, and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause actual financial or operating results, performances or achievements expressed or implied by the forward-looking statements not to occur or be realized. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. We develop forward-looking statements by combining currently available information with our beliefs and assumptions. These statements relate to future events, including our future performance, and management’s expectations, beliefs, intentions, plans or projections relating to the future and some of these statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “seeks,” “future,” “continue,” “contemplate,” “would,” “will,” “may,” “should,” and the negative or other variations of those terms or comparable terminology or by discussion of strategy, plans, opportunities or intentions. As a result, actual results, performance or achievements may vary materially from those anticipated by the forward-looking statements. These statements include, among others: statements concerning the benefits that we expect will result from our business activities and results of operation that we contemplate or have completed, such as increased revenues; and statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

Because forward-looking statements are subject to assumptions and uncertainties, actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements. Stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date such statements are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. These risks should not be construed as exhaustive and should be read in conjunction with our other disclosures, including, but not limited to, the risk factors described in this prospectus. Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks.

SELLING SECURITYHOLDERS

The shares offered by this prospectus are being registered for reoffers and resales by the Selling Securityholders, who may acquire such shares pursuant to the exercise of options and Awards granted under the Plan.  All of the shares of Common Stock registered for sale under this reoffer prospectus will be owned, prior to the offer and sale of such shares, by certain of our employees, non-employee directors, executive officers and consultants listed below (the “Selling Securityholders”).  We are registering the shares of Common Stock covered by this reoffer prospectus for the Selling Securityholders.  As used in this reoffer prospectus, “Selling Securityholders” includes the pledges, donees, transferees or others who may later hold the Selling Securityholders’ interests.  The Selling Securityholders named below may resell all, a portion or none of such shares from time to time.  In addition, certain non-affiliates of the Company, not named in the following table, may also use this prospectus to sell up to that amount of shares acquired by them pursuant to the exercise of options or other Awards granted to them under the Plan.

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The following table sets forth, with respect to each Executive Officer and Director who is a Selling Securityholder, based upon information available to us as of February 3, 2022, the number of shares of Common Stock beneficially owned before and assumed after the sale of the shares of Common Stock offered by this prospectus; the maximum number of shares registered to be sold from time to time; the percent of the outstanding shares of Common Stock owned before the sale of the Common Stock offered by this prospectus; and the number of shares owned after the sale assuming the maximum number of shares registered for resale are all sold.

Selling Securityholder	Shares Owned Prior to the Sale		Percentage of Shares Owned Prior to the Sale (1)	Maximum Shares Registered for Resale	Assumed Shares owned after the sale (2)
Christopher Broderick	1,600,000	(3)	3.5%	800,000	800,000
Daniel Pappalardo	2,071,267	(4)	4.7%	200,000	1,871,267
Michael Tenore	833,333	(5)	1.9%	500,000	333,333
Robert B. Machinist	2,666,667	(6)	5.8%	1,500,000	1,166,667
Kevin Dundas	466,667	(7)	1.1%	200,000	266,667
Jeff Kurtz	633,333	(8)	1.4%	150,000	483,333
Thomas Ochocki	2,581,100	(9)	5.7%	1,125,000	1,456,000
Daniel Jankowski	441,666	(10)	1.0%	75,000	366,666
Martin Pompadur	70,000	(11)	*	50,000	20,000
All executive officers and directors as a group (9 persons)	11,364,033	(12)	21.5%	4,600,000	6,764,033

____________

*Less than 1% of the issued and outstanding shares of common stock.

(1)	Based on 43,659,616 shares of common stock issued and outstanding as of February 3, 2022.
(2)	Assumes that all shares registered for resale with this Registration Statement are sold from time to time.
(3)

Of these shares, (i) 800,000 are issuable upon exercise of options granted to Mr. Broderick on June 12, 2017, which are exercisable at $0.75 per share. One-half (50%) of the options vested on July 1, 2018 and the remaining one-half (50%) vested on July 1, 2019, and (ii) 800,000 are issuable upon conversion of RSUs registered under this Registration Statement.

(4)

Of these shares, (i) 500,000 are issuable upon exercise of options granted to Mr. Pappalardo on June 12, 2017, which are exercisable at $0.75 per share. One-half (50%) of the options vested on July 1, 2018 and the remaining one-half (50%) vested on July 1, 2019, and (ii) 200,000 are issuable upon conversion of RSUs registered under this Registration Statement.  Included in the 1,371,267 shares of Common Stock received in connection with the June 2017 Troika Merger are 204,667 shares (10% of Merger consideration) held in escrow.

(5)

Of these shares, (i) 333,333 are issuable upon exercise of options granted to Mr. Tenore in October 2017, which are exercisable at $0.75 per share. One-half (50%) of the options vested on July 1, 2018 and the remaining one-half (50%) vested on July 1, 2019, and (ii) 500,000 are issuable upon conversion of RSUs registered under this Registration Statement.

(6)

Includes: (i) warrants to purchase 166,667 shares of Common Stock exercisable at $0.75 per share and vested in three equal installments over a three-year period from the date of grant on August 1, 2017. On May 1, 2018, in connection with his appointment as Chief Executive Officer of the Company, Robert Machinist was awarded warrants to purchase 166,667 shares of Common Stock immediately exercisable at $0.75 per share for five (5) years; He was awarded 166,667 warrants exercisable at $0.75 per share for five (5) years as executive compensation in each of fiscal 2018 and 2019; On January 1, 2021, Mr. Machinist was awarded 500,000 warrants exercisable at $0.75 per share for five (5) years; as executive compensation for fiscal 2020 and 2021, which had been forfeited by a former director; and (ii) 1,500,000 shares issuable upon conversion of RSUs registered under this Registration Statement.

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(7)

Includes: (i) 266,667 warrants issued on March 14, 2019, exercisable at a price of $1.50 per share in consideration for his services. 50% of the warrants vested on December 31, 2019, and the remainder vested upon the April 2021 uplisting of the Company’s securities, and (ii) 200,000 shares issuable upon conversion of RSUs vesting 125,000 shares on April 31, 2022 shares, and 75,000 shares on December 31, 2022 which have been registered under this Registration Statement.

(8)

Of these shares:  (i) 66,667 are issuable upon exercise of 66,667 warrants issued to Mr. Jeff Kurtz on June 16, 2017 upon his election to the Board of Directors. These warrants are exercisable at $0.75 per share and vested in equal installments over a two (2) year period from the date of grant. On May 1, 2018, Mr. Kurtz was issued an additional 200,000 five-year warrants exercisable at $0.75 per share commencing on May 1, 2019. Mr. Kurtz was issued an additional 66,667 warrants exercisable at $0.75 per share to bring his total allotment to 333,333 warrants, in line with other Board members. Mr. Kurtz was awarded an additional 150,000 5-year warrants at an exercise price of $1.24 per share on October 12, 2021, as a final installment to bring his compensation in line with other senior Board members; and (ii) 150,000 shares are issuable upon conversion of the RSUs registered under this Registration Statement.

(9)

These shares include 600,000 shares of common stock held by Mr. Ochocki and an aggregate of 643,333 shares held by Union Investment Management Ltd and Union Eight Ltd, affiliated entities of Mr. Ochocki. Also includes 160,667 shares issuable upon exercise of warrants held by Mr. Ochocki. Mr. Ochocki is serving on the Board of Directors representing the Coates’ families’ equity interest; and 475,000 shares issuable to Mr. Ochocki and 650,000 shares issuable to Union Eight Ltd upon conversion of RSUs registered under this Registration Statement.

(10)

Mr. Jankowski is serving on the Board of Directors representing Union Investment Management, but his holdings do not include an aggregate of 643,333 shares described in footnote (8) above. Includes: (i) 33,333 shares of Common Stock issuable upon exercise of warrants issued for consulting services rendered by Dovetail Trading Ltd. and Union Investment Management and Union Eight Ltd., each of which Mr. Jankowski is a principal; and 66,667 shares of Common Stock issuable upon exercise of warrants issued as a Member of the Board of Directors; and (ii) 75,000 shares issuable upon conversion of RSUs registered under this Registration Statement.

(11)

Mr. Pompadur was granted 20,000 warrants to purchase common stock of the Company which vested 9 months from the date of issuance upon his joining the Board, exercisable for five years at $0.75 per share; and 500,000 shares issuable upon conversion of RSUs registered under this Registration Statement.

(12)	Includes an aggregate of 8,430,667 shares issuable upon exercise of options, warrants and RSUs held by the group.

PLAN OF DISTRIBUTION

The shares of Common Stock listed in the table appearing under “Selling Securityholders” are being registered to permit the resale of shares of Common Stock by the Selling Securityholders from time to time after the date of this prospectus. There can be no assurance that the Selling Securityholders will sell any or all of the shares of Common Stock offered hereby. We will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Securityholders.

The Selling Securityholder may sell all or a portion of the shares of Common Stock offered hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

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●	on any national securities exchange or over-the-counter market on which the Common Stock may be listed or quoted at the time of sale;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which a broker-dealer may attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

●	in “at the market” offerings to or through market makers into an existing market for Common Stock;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions otherwise than on such exchanges or in the over-the-counter market;

●	through a combination of any such methods; or

●	through any other method permitted under applicable law.

We will pay the expenses incident to the registration and offering of the Common Stock offered hereby. We have agreed to indemnify the Selling Securityholders and certain other persons against certain liabilities in connection with the offering by the Selling Securityholders offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The Selling Securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Securityholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus.

Upon our being notified by a Selling Securityholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each of such Selling Securityholder and the participating broker-dealers, (b) the number of shares involved, (c) the price at which such shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) other facts material to the transaction.

In addition to any such number of shares sold hereunder, a Selling Securityholder may, at the same time, sell any share of common stock, including the shares offered by this prospectus, owned by such person in compliance with all of the requirements of Rule 144 under the Securities Act, regardless of whether such shares are covered by this prospectus.

In addition, upon us being notified in writing by a Selling Securityholders that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

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The Selling Securityholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers.  The shares of Common Stock are listed on the Nasdaq Capital Market under the symbol “TRKA.”

Each Selling Securityholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Any Selling Securityholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.

In order to comply with the securities laws of some states, shares of Common Stock sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, shares of Common Stock may not be sold unless the shares of Common Stock have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Ionic can presently estimate the amount of compensation that any agent will receive.  Each Selling Securityholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such Selling Securityholder’s business and, at the time of its purchase of such securities such Selling Securityholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Securityholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the SEC. If a Selling Securityholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Securityholders  will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Securityholders  in connection with resales of their respective shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the shares, other than commissions and discounts of underwriters, dealers or agents, but we will not receive any proceeds from the sale of the common stock. We have agreed to indemnify the Selling Securityholders  against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

There is no assurance that any of the Selling Securityholders will sell any or all of the shares offered by this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following summary of the terms of our share capital does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of Nevada law and our Amended and Restated Articles of Incorporation.  We are a Nevada corporation and our affairs are governed by our amended and restated Articles of Incorporation and the Nevada Revised Statutes.

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Our authorized share capital is 315,000,000 shares consisting of 300,000,000 shares of Common Stock, par value $0.001 per share and 15,000,000 shares of Preferred Stock, par value $0.01 per share. As of February 3, 2022, there were 43,659,616 shares of Common Stock and 720,000 Shares of Series A Preferred Stock issued and outstanding.

The holders of our shares of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of members. The holders of our shares of Common Stock are entitled to receive ratably such dividends as are declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of our shares of Common Stock have the right to a ratable portion of assets remaining after payment of liabilities.  The holders of our shares of Common Stock have no preemptive rights or rights to convert their shares of Common Stock into any other securities and are not subject to future calls or assessments by the Company. All issued and outstanding shares of Common Stock are fully paid and non-assessable.

INTEREST OF NAMED EXPERTS AND COUNSEL.

There are no interests of named experts and counsel other than 133,333 shares of Common Stock and Warrants to purchase 66,667 shares of Common Stock owned by Davidoff Hutcher & Citron LLP, counsel to the issuer.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the SEC has expressed its opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

EXEMPTION FROM REGISTRATION CLAIMED

Exemption from registration pursuant to Section 4(a)(2) of the Securities Act is claimed for the issuance of RSUs awarded to officers of the Company under the Plan.  See “Selling Securityholders.”

MATERIAL CHANGES

There have been no material changes in the Company’s affairs since the end of the latest fiscal year that have not been disclosed in a previously filed report.

LEGAL MATTERS

The validity of the shares of Common Stock offered in this Prospectus and certain other legal matters as to Corporate law will be passed upon for us by Davidoff Hutcher & Citron LLP.

EXPERTS

Our consolidated financial statements for the fiscal year ended June 30, 2021 and 2020 have been incorporated by reference in this Prospectus and in this Registration Statement in reliance upon the report of RBSM LLP, independent public accounting firm, on their audit of our financial statements given on authority of this firm as experts in accounting and auditing.

PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY IN ANY JURISDICTION WHERE SUCH OFFER, OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SHARES.

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PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 1. Plan Information

The document containing the information specified in this Part I of this Form S-8 registration statement has been or will be sent or given to participants in the 2021 Employee, Director and Consultant Equity Incentive Plan (the “Plan”), as specified by Rule 428(b)(1) promulgated by the SEC under the Securities Act.  Such document(s) are not being filed with the SEC but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

This registration statement relates to a maximum of 12,000,000 Common Stock issuable pursuant to our Plan (the “Shares”).

Item 2. Registrant Information and Employee Plan Annual Information

The documents incorporated by reference into this prospectus pursuant to Item 3 of Part II hereof are available without charge, upon written or oral request.  The documents containing the information specified in this Item 2 will be sent or given to employees, officers or directors upon written or oral request, as specified by Rule 428(b) under the Securities Act.  All requests shall be directed to Corporate Secretary, Troika Media Group, Inc., 1715 N. Grover Street, Los Angeles, California 90028; (tel) (323) 965-1650.  In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “SEC”) by Troika Media Group, Inc., a corporation (the “Registrant”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement:

All documents subsequently filed by the Registrant after the date of this prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may read and copy any reports, statements or other information we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC’s website at http:\\www.sec.gov.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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CERTIFICATE OF INCORPORATION

Item 6. Indemnification of Directors and Officers.

Our Articles of Incorporation limits the liability of our directors and provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of a director’s duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or an unlawful stock purchase or redemption, and (iv) any transaction from which a director derives an improper personal benefit. Our Articles of Incorporation also provides that we shall indemnify our directors to the fullest extent permitted under the Nevada Revised Statutes. In addition, our Bylaws provide that we shall indemnify our directors to the fullest extent authorized under the laws of the State of Nevada. Our By-laws also provide that our Board of Directors shall have the power to indemnify any other person that is a party to an action, suit or proceeding by reason of the fact that the person is an officer or employee of our company.

Under Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify our directors, officers, employees or agents who are parties or threatened to be made parties to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the Company) arising from that person’s role as our director, officer, employee or agent against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, and (b) is not liable pursuant to Nevada Revised Statutes Section 78.138, and performed his powers in good faith and with a view to the interests of the Corporation.

Under the Nevada Revised Statutes, we have the power to indemnify our directors, officers, employees and agents who are parties or threatened to be made parties to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in our favor arising from that person’s role as our director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and (b) is not liable pursuant to Section 73.138 of the Nevada Revised Statutes.

These limitations of liability, indemnification and expense advancements may discourage a stockholder from bringing a lawsuit against directors for breach of their fiduciary duties. The provisions may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if settlement and damage awards against directors and officers pursuant to these limitations of liability and

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insurance. The Registrant maintains directors’ and officers’ liability insurance, which covers directors and officers of the Registrant against certain claims or liabilities arising out of the performance of their duties.

Item 7. Exemption from Registration Claimed.

Not applicable.

II - 2

Item 8. Exhibits

Exhibit No.	Description

4.1	2021 Employee, Director and Consultant Equity Incentive Plan with Form of Restricted Stock Award (1)

4.2	Form of Incentive Stock Option Agreement

4.3	Form of Non-Statutory Stock Option Agreement

5.1	Opinion of Davidoff Hutcher & Citron LLP

23.1	Consent of Davidoff Hutcher & Citron LLP (contained in the opinion at Exhibit 5.1)

23.2	Consent of RBSM LLP

24.1	Power of attorney of officers and directors of the Registrant (included in page II-6)

107	Filing Fee Table

(1)	Incorporated by reference to the Registrant’s Schedule 14(c) Registration Statement filed with the SEC on January 6, 2022.

II - 3

Item 9.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II - 4

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be file( pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II - 5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California on February 9, 2022.

TROIKA MEDIA GROUP, INC.

By:	/s/ Robert B. Machinist
Name:	Robert B. Machinist
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Machinist and Christopher Broderick, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power-of-attorney does not revoke any earlier powers-of-attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Machinist
Robert B. Machinist	Chairman and Chief Executive Officer	February 9, 2022
(Principal Executive Officer)
/s/ Christopher Broderick
Christopher Broderick	Chief Operating Officer/Chief Financial Officer	February 9, 2022
(Principal Financial and Accounting Officer)
/s/ Jeff Kurtz
Jeff Kurtz	Director	February 9, 2022

/s/ Daniel Pappalardo
Daniel Pappalardo	President of Troika Design Group and Director	February 9, 2022

/s/ Thomas Ochocki
Thomas Ochocki	Director	February 9, 2022

/s/ Daniel Jankowski
Daniel Jankowski	Director	February 9, 2022

/s/ Martin Pompadur
Martin Pompadur	Director	February 9, 2022

II - 6

TROIKA MEDIA GROUP, INC.

REGISTRATION STATEMENT ON FORM S-8

EXHIBIT INDEX

Exhibit Number	Description

4.2	Form of Incentive Stock Option Agreement

4.3	Form of Non-Statutory Stock Option Agreement

5.1	Opinion of Davidoff Hutcher & Citron LLP

23.1	Consent of Davidoff Hutcher & Citron LLP (contained in the opinion at Exhibit 5.1)

23.2	Consent of RBSM LLP

24.1	Power of Attorney of officers and directors of the Registrant (included in signature page II-6)

107	Filing Fee Table